Exhibit T3C-1

PERFORMANCE DRILLING COMPANY LLC

as Issuer

to

U.S. BANK NATIONAL ASSOCIATION

as Trustee and Paying Agent

TRUST INDENTURE

Dated as of                      , 2014

WITH RESPECT TO THE

ISSUANCE OF

[$28,372,890] 6.00%

SENIOR DEBENTURES

SERIES 2014A

TABLE OF CONTENTS

(This Table of Contents is not a part of the Trust Indenture and is only for convenience of reference.)

i

Schedule 1.01 Identification of Collateral

Schedule 2.04 Debenture Amortization Schedule

Cross Reference Table

Reconciliation and tie between Trust Indenture Act of 1939 and this Trust Indenture dated

as of                 , 2014

TIA Section(s)	Trust Indenture Section(s)
310(a)	10.13
310(b)	10.06
311	10.07
312	13.01
313	10.14
314(a)	4.17
314(b)	4.17
314(c)	2.08, 13.04, 13.05
314(d)	6.01
314(e)	13.04
315(a)	10.01(u)
315(b)	10.01(g)
315(c)	10.01(n)
315(d)	10.01(o)
315(e)	9.15
316(a)	9.04, 9.09, 9:11
316(b)	9.12
316(c)	13.02
317(a)(1)	9.13
317(a)(2)	9.14
317(b)	10.12
318	13.01

TRUST INDENTURE

THIS TRUST INDENTURE (“Indenture”) is dated as of                      , 2014 (the “Effective Date”), by and between PERFORMANCE DRILLING COMPANY LLC, a limited liability company existing by virtue of the laws of the State of Mississippi (“PDC”), as issuer (“Issuer”), and U.S. Bank National Association, a national banking association, as trustee (“Trustee”) and collateral agent (“Collateral Agent”).

WITNESSETH:

WHEREAS, in accordance with the provisions of the Authorizing Instruments (defined herein), Issuer proposes to issue its 6.00% Senior Debentures, Series 2014A (the “Senior Debentures”) in the aggregate principal amount of [$28,372,890]1, for the purpose of refinancing the Senior Series 2009A Debentures of O&G Leasing, LLC (the “2009A Debentures”);

WHEREAS, Issuer is authorized and empowered under the provisions of its Certificate of Formation, its Operating Agreement, the laws of the State of Mississippi, and the resolutions of its sole member (collectively, the “Authorizing Instruments”), to issue the Senior Debentures in connection with refinancing the 2009A Debentures;

WHEREAS, Issuer has determined to enter into this Indenture to authorize the issuance of and to secure the Senior Debentures by granting to the Trustee a pledge and assignment of the interests and other rights herein contained, and certain funds created hereby;

WHEREAS, the Senior Debentures are to be dated, bear interest, mature and be subject to redemption as hereinafter in this Indenture set forth in detail;

WHEREAS, the execution and delivery of this Indenture and the issuance of the Senior Debentures have been in all respects duly and validly confirmed, authorized and approved by the Authorizing Resolution of Issuer; and

WHEREAS, all things necessary to make the Senior Debentures, when authenticated by Trustee and issued in accordance with this Indenture provided, the valid, binding and legal obligations of Issuer according to the import thereof, and to constitute this Indenture as a valid pledge by Issuer of the Collateral to the payment of the principal of, premium, if any, and interest on the Senior Debentures, to be secured by the security interests hereinafter provided, as specified in and in accordance with the provisions hereof, have been done and performed, and the creation, execution and delivery of this Indenture and the creation, execution, issuance and delivery of the Senior Debentures, subject to the terms hereof, have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

GRANTING CLAUSES

That Issuer, in consideration of the premises and the acceptance by Trustee of the trusts hereby created and of other good and valuable consideration, the receipt of which is hereby acknowledged, for the purpose of securing the payment of the principal of, premium, if any, and interest on the Senior Debentures at any time Outstanding under this Indenture according to their tenor and effect and to declare the terms and conditions upon and subject to which the Senior Debentures are issued, authenticated, delivered, secured and held, and in order to secure the

[1]	Note to Draft: Principal amount to be $28,372,890 less 70% of all amounts paid by Debtors to 2009A Trustee pursuant to Cash Collateral Order.

faithful performance and observance by Issuer of all the covenants and conditions set forth herein and in the Senior Debentures, does adopt, and will execute and deliver this Indenture and does hereby grant, assign, pledge unto, set over and confirm and grant a security interest, subject to Permitted Encumbrances (as herein defined), in the following to Trustee, and to its successors and their assigns forever, all and singular the following described properties (which are sometimes herein referred to as the “Trust Estate”), to wit:

GRANTING CLAUSE FIRST

All rights of Issuer in and to the Collateral (described more particularly herein as the Rigs, Contracts, Equipment, Rolling Stock, Additional Tangible Assets, Accounts and Notes Receivable, Insurance Benefits, Prepaid Deposits and Expenses, Claims and Warranties, Permits, Intangible Assets, Books and Records of Issuer, Other Assets, and Causes of Action (all as defined herein) now owned or hereafter acquired, subject only to Permitted Encumbrances.

GRANTING CLAUSE SECOND

All monies and securities from time to time held by Trustee in the Senior Debenture Fund (defined herein), and each and every fund or account established under the terms of this Indenture, including monies received from the investment of such Funds (defined herein), except for monies deposited with or paid to Trustee for the redemption of Senior Debentures, notice of the redemption of which has been duly given.

GRANTING CLAUSE THIRD

The Gross Pledgable Revenues, as defined herein, and any and all other property, rights, and interests of every kind and nature from time to time hereafter acquired by delivery or by writing of any kind granted, alienated, demised, released, conveyed, assigned, transferred, mortgaged, pledged, hypothecated, or otherwise subjected hereto, as and for additional security herewith, by Issuer or any other person on Issuer’s behalf or with its written consent, to Trustee and Trustee is hereby authorized to receive any and all property thereof at any and all times and to hold and. apply the same subject to the terms hereof.

TO HAVE AND TO HOLD, all and singular the Trust Estate, as described in the Granting Clauses above, whether now owned or hereafter acquired, and any proceeds or profits therefrom, together with investment earnings thereon prior to disbursement in accordance with this Indenture, and together with all accessions, attachments, accessories, tools, parts, supplies, replacements of and additions to any of the collateral described herein, whether added now or later and all products, proceeds (including but not limited to insurance proceeds) and produce of any of the property described herein, if any unto Trustee and its successors and assigns in said trust for the Term (defined herein);

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the equal and proportionate benefit, security, and protection of all present and future Owners of the Senior Debentures, from time to time, issued under and secured by this Indenture without privilege, priority, or distinction as to the lien or otherwise of any of the Senior Debentures over any of the other Senior Debentures;

PROVIDED, HOWEVER, that if Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of and interest on the Senior Debentures due or to become due thereon, at the times and in the manner set forth in the Senior Debentures according to the true intent and meaning thereof, and shall cause the payments to be made on the Senior Debentures as required under Article II hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with Trustee the entire amount due or to become due thereon, and shall well and truly cause to be kept, performed, and observed all of its covenants and conditions pursuant to the terms of this Indenture, and shall pay or cause to be paid to Trustee all sums of money due or to become due to it in accordance with the terms and provisions hereof, then upon the final payment thereof this Indenture and the rights hereby granted shall cease, determine, and be void; otherwise this Indenture shall remain in full force and effect.

THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Senior Debentures issued and secured hereunder are to be issued, authenticated, and delivered and all said property, rights, and interests, and any other amounts hereby assigned and pledged are to be dealt with and disposed of under, upon, and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses, and purposes as herein expressed, and Issuer has agreed and covenanted, and does hereby agree and covenant, with Trustee and with the Owners of the Senior Debentures as follows:

[END OF RECITALS AND GRANTING CLAUSES]

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. In addition to the words and terms elsewhere defined in this Indenture, the following words and terms as used in this Indenture shall have the following meanings:

“Accounts and Notes Receivable” means all trade accounts receivable, notes receivable, and other rights of Issuer to payment from customers and other third parties and other amounts due from customers and other third parties or that become due, including all assets constituting working capital, that relate to or arise from the operation of the Collateral or Business, other than those arising from the Rig #48 Drilling Equipment or the operation thereof while the Rig #48 Loan is outstanding

“Additional Tangible Assets” means all other Tangible Personal Property of Issuer of every kind used in the operation of the Business, together with any rights appurtenant thereto, including any express or implied warranty by the manufacturer, vendor, or lessor of any such Tangible Personal Property.

“Affiliate” means, with respect to Issuer, its sole owner, at the time of the execution of this Trust Indenture or at any time thereafter and subsidiary entities of the Issuer.

“Authorized Denominations” means the face value of each of the Senior Debentures as determined on the Effective Date.

“Authorized Issuer Representative” means the representative of Issuer appointed by the Issuer to be the authorized representative of Issuer for all purposes of this Indenture. The initial Authorized Issuer Representative is                 ,                  of Issuer.

“Authorizing Instruments” means, collectively, the Certificate of Formation of Issuer originally dated                 , the Operating Agreement of Issuer originally dated                 , and the Authorizing Resolutions, pursuant to which the Senior Debentures are issued.

“Authorizing Resolution” means the resolutions of the Issuer’s sole member and Board of Managers dated                 , authorizing and approving the issuance of the Senior Debentures.

“Bankruptcy Cases” means the Chapter 11 bankruptcy cases filed by O&G Leasing, LLC and Performance Drilling Company LLC in the United States Bankruptcy Court for the Southern District of Mississippi (the “Bankruptcy Court”), styled “In re: O&G Leasing, LLC et al.,” Case No. 10-01851 EE and “In re: Performance Drilling Company, LLC,” Case No. 10-01852 EE.

“Books and Records of Issuer” means all books and records related thereto, all financial information of Issuer, including but not limited to audited and unaudited financial statements and financial statements required pursuant to this Indenture, budgets, and cash flow projections, all leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of Issuer’s business and any and all other books and records of Issuer, including, without limitation, the original Rig Documents, Contracts, Permits, and Intangible Assets.

“Business” means the business of constructing gas and oil rigs and leasing them out for purposes of drilling oil and gas wells and as a full service oil and gas drilling operation that is capable of providing the drilling in a “day rate,” “footage” or “turnkey” format.

“Business Day” means any day other than (a) a Saturday or a Sunday, or (b) (i) so long as U.S. Bank National Association is Trustee, a day on which commercial banks in the City of Nashville, Tennessee or in the City of New York, New York, are authorized or required by law or executive order to close and (ii) upon the appointment of any successor Trustee, a day on which commercial banks in the city in which the principal corporate trust office of such successor Trustee is located are authorized or required by law or executive order to close.

“Capital Expenditure” means, for any period, the amount expended for items that are required to be capitalized according to GAAP (including expenditures for construction, major repairs or improvements to the Rigs or other Drilling Equipment). “Capital Expenditure” does not include (i) amounts expended (or reserved by the Issuer for such purpose) from insurance proceeds, a condemnation award or the sale or other disposal of obsolete or excess property to repair, replace or improve equipment or other property of the Issuer which has been destroyed, damaged, taken by condemnation or disposed of as obsolete or excess property or (ii) amounts expended from the proceeds of Purchase Money Security Indebtedness.

“Capital Expenditure Cap” means $2,000,000 in the aggregate per calendar year for Capital Expenditures for (i) Collateral or other assets on which Trustee holds a first lien perfected security interest and (ii) the Rig # 48 Drilling Equipment. Any funds transferred to Washington State Bank to replenish amounts withdrawn by Issuer from the capital expenditure reserve fund maintained by the Issuer with Washington State Bank in connection with the Rig #48 Loan, not to exceed $400,000 in any calendar year, shall be included within the $2,000,000 Capital Expenditure Cap. The Capital Expenditure Cap shall continue to be $2,000,000 in the aggregate per calendar year even after payment in full of the Rig #48 Loan because the revenue generated by the Rig #48 Drilling Equipment remains Collateral for the Senior Debentures. Capital Expenditures made from the proceeds of Purchase Money Security Indebtedness shall not count against the Capital Expenditure Cap.

“Causes of Action” means Claims, counterclaims, demands and causes of action associated with the Collateral.

“Change in Control” means the happening of any one or more of the following events:

(a) Approval by the members of Issuer of the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (but excluding, for this purpose, the present sole member of Issuer or an entity controlled by or under common control with said sole member), individually or as a member of a group, of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding “Voting Securities” (meaning, the units of membership interest of Issuer entitled to vote) or the combined voting power of Issuer’s then-outstanding Voting Securities entitled to vote generally with respect to any issue requiring a vote of the members;

(b) Approval by the members of Issuer of a reorganization, merger or consolidation of Issuer, in each case, with respect to which persons who were the members of Issuer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own directly or indirectly more than fifty percent (50%) of the Voting Securities or combined voting power entitled to vote generally in the voting of matters brought before the members of the Issuer, as the case may be, of the reorganized, merged or consolidated entity’s then outstanding Voting Securities; or

(c) Approval by the members of Issuer of liquidation or dissolution of, or the sale, lease, exchange or other disposition of all or substantially all of the assets of, Issuer.

“Chapter 11 Plan” means that certain Debtors’ Second Amended Plan of Reorganization filed by O&G Leasing, LLC and Performance Drilling Company LLC as amended in the Bankruptcy Cases.

“Claim” means any demand, claim (including, without limitation, as defined in Section 101(5) of the Bankruptcy Code), cause of action, suit, demand, judgment, complaint, notice of noncompliance or violation, or other assertion of liability.

“Claims and Warranties” means any and all Claims, warranties, reimbursements, and indemnities against third parties relating or attributable to the Collateral, whether choate or inchoate, known or unknown, contingent or non-contingent.

“Closing Date” means the date upon which the Senior Debentures are issued.

“Code” means the Internal Revenue Code of 1986, as amended, and applicable regulations issued or proposed there under.

“Collateral” means the Rigs, Contracts, Equipment, Rolling Stock, Additional Tangible Assets, Accounts and Notes Receivable, Insurance Benefits, Prepaid Deposits and Expenses, Claims and Warranties, Permits, Intangible Assets, Books and Records of Issuer, Other Assets, and Causes of Action and Gross Pledgable Revenues as more particularly defined herein; provided, however, Collateral shall not include Rig #48 Drilling Equipment but shall include Rig #48 Drilling Equipment Revenues, subject and subordinate to the first priority of lien for the Rig 48 Loan.

“Collateral Agent” means the party named as such in the preamble to this Indenture, acting in its capacity as the collateral agent under the Security Documents, or any successor thereto.

“Commission” means the United States Securities and Exchange Commission.

“Computer Software” means Issuer’s rights to use or interest in software programs, tools, kits, and any content or related documentation (including Issuer’s rights to use any or third party or open source code embedded therein), either locally stored on Issuer’s computers or remotely accessed by Issuer, that is owned or made available to Issuer and is used in, held for use in, or is necessary for the operation of the Collateral, and any upgrades, updates, releases, fixes, enhancements, or modifications thereto, and all written materials and specifications applicable thereto.

“Contracts” means those contracts listed on Schedule 1.01 under the heading “Contracts.”

“Costs of Issuance” means all costs paid or incurred by Issuer in connection with the issuance of the Senior Debentures.

“Debt Service” means, with respect to all or any particular amount of the Senior Debentures, the total as of any particular date of computation and for any particular period of the scheduled amount of interest and amortization of principal payable on such Senior Debentures, excluding amounts scheduled during such period which relate to principal which has been retired before the beginning of such period.

“Debt Service Escrow Account” shall mean that account established pursuant to Section 5.04 of the Indenture into which Excess Cash shall be deposited until it has $2,000,000 at any time that the amount in the Debt Service Escrow Account is below $2,000,000 prior to the deposit of any Excess Cash into the Sinking Fund.

“Distribution” means a transfer of Property to a member of the Issuer on account of a member’s membership interest or other equity interest whatsoever called in the Issuer.

“Drilling Equipment” means the Rig #3 Drilling Equipment, the Rig #14 Drilling Equipment; the Rig #22 Drilling Equipment, and the Rig #28 Drilling Equipment, all as more fully described in Exhibit C attached hereto and incorporated herein by this reference.

“Drilling Equipment Revenues” means all day rates, rents, charges, fees, proceeds, issue and other income derived by Issuer at any time and from time to time from the operation of, and all that personal, intangible and other property related to, the Drilling Equipment and the Rig #48 Drilling Equipment, including but not limited to gross receipts, including sales, royalties, fees, tolls, rates, rentals and other charges levied and collected in connection with, and all other income and receipts of whatever kind or character derived by Issuer from the operation of the Drilling Equipment and the Rig #48 Drilling Equipment. Drilling Equipment Revenues shall specifically include, but shall not be limited to: (a) revenues from the operation of the Drilling Equipment and the Rig #48 Drilling Equipment and all other fees charged to or revenues earned by Issuer from customers, development partners, property operators or others, whether individual, commercial or public; (b) investment income on all funds held by Trustee pursuant to the provisions of the Indenture; (c) investment income on all funds held by Issuer or any depositories for Issuer; (d) income from the sale of assets or from prepayment, in whole or in part, of contracts for the drilling of oil or natural gas wells by the Drilling Equipment and the Rig #48 Drilling Equipment; and (e) proceeds from insurance, condemnation awards, settlements or judgments relating to the Drilling Equipment or Drilling Equipment Revenues.

“DTC” shall have the meaning given to it in Section 2.13 hereof.

“Dutch Auction” means Issuer offering to purchase Senior Debentures from the Holders pursuant to an auction which will establish subscription price and participant(s) as more fully set out in Exhibit E.

“Effective Date” means the date first set forth above.

“Equipment” means all furniture, equipment, computers, computer equipment, machinery, tools, hand tools, spare parts, test equipment, supplies, inventory, office supplies, telephones, and all other tangible personal property of every kind and description in so far as any of the foregoing relates to the operation of the Collateral or Business including the equipment listed on Schedule 1.01 under the heading “Equipment.”

“Event of Default” means any event of default specified in Section 9.01 hereof.

“Excess Cash” for each calendar year (or partial calendar year) during the Term means the amount determined by the following formula (with all figures representing full or partial calendar year amounts, as applicable):

Pre-tax net income of Issuer for such year, calculated on a cash basis; plus

Depreciation expense for such year, but only to the extent deducted in determining pre-tax net income in clause (i) above; less

Principal portion of the fixed payments made for such year on the Senior Debentures (including the portion thereof used to pay the Prior Indenture Trustee Claim), the Junior Debentures and the Rig #48 Loan, but only to the extent such payments were not made from the Sinking Fund or Debt Service Escrow Account; less

Capital Expenditures not in excess of the Capital Expenditure Cap for such year; less

Principal and interest payments (but without duplication) on Purchase Money Secured Indebtedness; less

Insurance proceeds and condemnation proceeds used (or reserved by Issuer for use) to repair, replace or improve equipment or other property of Issuer which has been destroyed, damaged or taken by condemnation; less

Proceeds from the sale, lease or other disposition (including by way of, or resulting from, condemnation, damage or destruction) the Rig #48 Drilling Equipment; less

Amounts paid to holders of allowed claims under the Chapter 11 Plan (to the extent such amounts were not deducted in determining the pre-tax net income of Issuer pursuant to clause (i) of this definition); less

Permitted Tax Distributions for such year; and less

Any amount Issuer transferred to the Debt Service Escrow Account in such year in accordance with the requirements of Section 5.04 hereof that the Debt Service Escrow Account be replenished at any time it is less than $2,000,000 or to the Sinking Fund as an interim transfer with respect to such calendar year prior to the determination of Excess Cash with respect to such calendar year.

The first year following the Closing Date may be less than a full calendar year and the Excess Cash shall be calculated for the period of time following the Closing Date and ending as of the end of the calendar year in which the Closing Date occurs in accordance with the preceding sentence. The deposit or use of Excess Cash as provided in this Indenture shall not be delayed, however, for the completion of the delivery of the Issuer’s annual audited Financial Statements.

For the avoidance of doubt pre-tax net income on a cash basis and Excess Cash shall be determined without regard to, and shall exclude, any proceeds of borrowings by the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto and the rules and regulations promulgated thereunder.

“Financial Statements” means Issuer’s annual balance sheet, income statement and statement of cash flows audited by a Qualified Accountant, and its quarterly unaudited balance sheet, income statement and statement of cash flows, with year to date totals, certified by an officer of Issuer. The annual financial statements shall also include a schedule showing the determination of Excess Cash with respect to such year (or portion thereof) in accordance with this Indenture, including but not limited to the Income Statement/Cash Reconciliation Statement reflecting the conversion from accrual basis to cash basis accounting.

“Fiscal Year” means the twelve (12) month period used, at any time, by Issuer for accounting purposes with respect to Issuer, which may be the calendar year.

“Funds” means any of the funds or accounts created under Article V of this Indenture.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Government Securities” means: (a) direct obligations of, or obligations of the payment of the principal of and interest on which is fully guaranteed by, the United States of America; (b) obligations issued or guaranteed by any instrumentality or agency of the United States of America, whether now existing or hereafter organized, including, but not limited to, those of the Federal Financing Bank, the members of the Farm Credit System Financial Assistance Corporation, whether individually or consolidated, Federal Home Loan Banks, the Export-Import Bank, Government National Mortgage Association and the Tennessee Valley Authority; (c) evidences of ownership of proportionate interests in future interest or principal payments on obligations specified in clause (a) of this definition held by a bank or trust company as custodian, under which the owner of the investment is the real party in interest and has the right to proceed directly and individually against the obligor on the underlying obligations described in clause (a) of this definition, and which underlying obligations are not available to satisfy any claim of the custodian or any person claiming through the custodian or to whom the custodian may be obligated; (d) municipal obligations, the payment of the principal of, interest on and redemption premium, if any, on which are irrevocably secured by obligations described in clause (a) of this definition and which obligations have been deposited in an escrow account which is irrevocably pledged to the payment of the principal of, interest on and redemption premium, if any, on such municipal obligations; (e) obligations issued by any state of the United States; and (f) municipal obligations the payment of the principal of and interest on which are insured; provided, however, the obligations described in clauses (e) and (f) of this definition shall also be rated in one of the top two highest rating categories (without regard to any gradation within such category) by both Moody’s and S&P or, upon the discontinuance of either or both of such services, any other nationally recognized rating service or services.

“Gross Pledgable Revenues” means the sum of (a) all Drilling Equipment Revenues, and (b) all other revenues, day rates, rents, charges, fees, proceeds, issue and other income derived by Issuer at any time and from time to time from the Drilling Equipment.

“Holder” or “Debenture Holder” or “Owner” means the registered owner of any Senior Debenture.

“Indenture” means this Trust Indenture dated as of             , 2014, between Issuer and Trustee, pursuant to which the Senior Debentures are issued, and any amendments and supplements hereto.

“Insurance Benefits” means all insurance benefits arising from or related to the Collateral.

“Intangible Assets” means Intellectual Property, and other Intangible Personal Property of every kind (including the Computer Software, and uniform resource locator (URL) addresses, trade dress, logos, slogans, symbols and corporate names that constitute Intellectual Property) of Issuer that relate to or are used in the operation of the Collateral or Business, together with all rights appurtenant thereto.

“Intangible Personal Property” means proprietary rights, business names, business logos, slogans, processes, Intellectual Property, franchises, licenses, technology, Computer Software, source codes, operating rights, plans and specifications, third party guaranties and warranties, rights with respect to telephone and facsimile numbers and email addresses or listings, server code, data and content, and all other intangible rights and property of Issuer, and any work product, knowledge, creative works, and other proprietary data related thereto.

“Intellectual Property” means all copyrights, patents, trademarks, trade names, service marks, mask works, domain names, email addresses, uniform resource locator (URL) addresses, trade dress, logos, slogans, symbols, corporate names, rights of publicity and privacy, inventions, design rights, drawings, trade secrets, customer and supplier lists, pricing and marketing plans, policies and strategies, methods of operation, royalties, secret processes, formulae, rights in know-how and all applications, registrations, renewals and other rights relating to the foregoing (whether or not any registration or filing has been made with respect thereto).

“Investment Securities” means any of the following obligations or securities: (a) Government Securities; (b) bankers acceptances, certificates of deposit, demand deposit or time deposits of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities (including the Trustee); provided, however, that at the time of the investment, if such investment is in instruments issued by, or deposits in, an entity other than the Trustee, short-term unsecured debt obligations of such entity shall have a credit rating in the highest rating category by Standard & Poor’s or Moody’s Investors Service; (c) any repurchase, reverse repurchase or investment agreement with any bank or trust company organized under the laws of any state of the United States or any national banking association, insurance company, or government bond dealer reporting to, trading with, and recognized as a primary dealer by the Federal Reserve Bank of New York and a member of the Security Investors Protection Corporation, which agreement is secured by any one or more of the securities described in clauses (a), (b) or (c) of the definition of Government Securities; provided, that, Issuer has a perfected first security interest in the collateral and that Issuer or its agent has possession of the collateral and that such collateral is held free and clear of claims by third parties; (d) commercial paper (having maturities of not more than 270 days) rated by Standard & Poor’s or Moody’s Investors Service in the highest rating “category;” (e) investment agreements with a domestic or foreign bank or corporation; (f) any mutual fund(s) rated in the highest applicable rating categories established by Standard & Poor’s or Moody’s Investors Service consisting entirely of Government Securities; or (g) any other instrument or mutual fund specified in Section 7.01.

“Issuer” means, Performance Drilling Company LLC, a limited liability company organized and existing under the laws of the State of Mississippi.

“Junior Debentures” means the Issuer’s Junior Debentures, Series 2014B, issued by the Issuer pursuant to the Junior Indenture.

“Junior Indenture” means that certain Trust Indenture dated as of the date hereof by and between the Issuer and                 , as the Trustee thereunder, pursuant to which the Issuer’s Junior Debentures, Series 2014B are issued.

“Junior Trustee” means the Trustee designated in the Junior Indenture.

“Maturity Date” means             , 2022, being the eight (8) year anniversary of the Effective Date.

“Money” means cash or other legal tender of the United States or any obligation that is immediately reducible to legal tender without delay or discount. Money shall be considered to have a fair market value equal to its face amount.

“Moody’s” means Moody’s Investors Service, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by Issuer.

“Net Revenues” means Gross Pledgable Revenues, less (a) those Operation and Maintenance Expenses, charges and deductions that would be allowable for federal tax purposes in the calculation of taxable income on Issuer’s federal tax return calculated as if it were taxable as a corporation, exclusive of depletion, impairment, depreciation and amortization; (b) federal and state income taxes that would be due during the relevant period as if it were taxable as a corporation and filing federal and state tax returns using the Tax Rate; (c) the currently due and any past due payment due on the Junior Debentures and Senior Debentures; and (d) so long as the Rig #48 Loan is outstanding, the currently due principal and interest on the Rig #48 Loan.

“Officer” means the chairman of the board of managers, the president or chief executive officer, any manager, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Issuer.

“Officers’ Certificate” means a certificate signed in the name of the Issuer (i) by the chairman of the board of managers, the president or chief executive officer, a manager or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Operation and Maintenance Expenses” means, for any period, all ordinary and necessary expenses of operation, repair, maintenance and insuring of the Drilling Equipment under GAAP, and shall include the monthly or other periodic payment of annual insurance premiums, except that there shall not be included: (a) any allowance for depreciation, depletion or impairment, or (b) any deposits or transfers to the credit of the Senior Debenture Fund or any other fund or account created for the payment of Debt Service on the Senior Debentures as permitted under this Indenture.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer.

“Other Assets” means all other tangible or intangible assets, rights, privileges, benefits, Claims, and interests of Issuer, whether real, personal or mixed, of every kind and description and wherever located, that relates to, used in or held for use in the operation of the Collateral.

“Outstanding” means, when used with reference to the Senior Debentures (and except as set forth in Section 13.10 hereof), as of any particular date, the aggregate of all Senior Debentures authenticated and delivered under this Indenture except:

(a) Senior Debentures cancelled at or prior to such date or delivered to or acquired by Trustee at or prior to such date for cancellation;

(b) Senior Debentures deemed to be paid in accordance with Article VIII of this Indenture; and

(c) Senior Debentures in lieu of or in exchange or substitution for which other Senior Debentures shall have been authenticated and delivered pursuant to this Indenture.

“Paying Agent” means any bank or trust company named by Issuer as the place at which the principal of and premium, if any, and interest on the Senior Debentures are payable. Until changed in writing by Issuer, Trustee shall be the Paying Agent.

“Payment Date” means: (a) with respect to payments of interest and principal on the Senior Debentures, the last Business Day of each successive calendar quarter following the Effective Date to and including                 , 2022; (b) with respect to the Senior Debentures subject to redemption in whole or in part on any date, the date of such redemption as is otherwise set forth herein; and (c) for all Senior Debentures, any date determined pursuant to Section 9.07 of this Indenture.

“Permits” means any and all permits, including pending applications or filings therefor and renewals thereof, of every kind under which Issuer has or may acquire any benefits or rights, or by which Issuer or any of the Collateral may be subject or bound, or that relate to or are used or held for use in the operation of the Collateral.

“Permitted Encumbrances” means: (a) the lien for the security of the Senior Debentures, the lien of the Rig #48 Loan, and the lien for the security of any Permitted Indebtedness; (b) liens for taxes, assessments and other governmental charges not then delinquent or which can be paid without penalty or which are currently being contested in good faith by appropriate proceedings; (c) inchoate mechanics’ and materialmen’s liens; (d) workmen’s, repairmen’s, warehousemen’s, and carriers’ liens and other similar liens, if any, arising in the ordinary course of business; (e) liens on Accounts and Notes Receivable collateralizing Short-Term Loans as to which liens, the lien of this Indenture shall be subordinate; (f) Purchase Money Security Indebtedness Liens and related interests; (g) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing any indebtedness for borrowed money; (h) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including Intellectual Property, in the ordinary course of business; (i) customary liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions; (j) judgment liens, and liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists under this Indenture; (k) liens incurred in the ordinary course of business not securing indebtedness for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Issuer; and (l) any easements, restrictions, mineral, oil, gas and mining rights and reservations, zoning laws and defects in title or other encumbrances to which Drilling Equipment may be subject because of their acquisition, construction and installation.

“Permitted Indebtedness” means (a) the Rig #48 Loan as it exists as of the Closing Date; (b) the Junior Debentures and any renewals, extensions, modifications and refinancings thereof so long as the outstanding principal amount thereof is not increased; (c) Short-Term Loans; (d) routine trade debt in the ordinary course of business for the purchase of supplies, consumables, furniture, fixtures and office equipment for use by Issuer; and (e) any loans related to Purchase Money Security Indebtedness in existence or to be incurred after the Effective Date and related interests.

“Permitted Tax Distributions” for any calendar year means an amount equal to Issuer’s taxable income for such year (calculated as if Issuer were taxable as a corporation for federal income tax purposes) multiplied by the Tax Rate.

“Person” means a natural person, company, partnership, corporation, limited liability company or other organization. For purposes of this Indenture, Person does not mean or include a government or any agency or political subdivision of a government.

“Post-Petition Payments” means the payments in the amount of $65,000 per month made by Issuer to the Prior Indenture Trustee after the commencement of the Bankruptcy Cases and prior to the Effective Date to reimburse the Prior Indenture Trustee for its fees and expenses and other matters related to the Bankruptcy Cases.

“Prepaid Deposits and Expenses” means any deposits and prepaid expenses, claims for refunds, and rights of setoff related to the Collateral.

“Principal Office” means with respect to Issuer, the office of Issuer at Performance Drilling Company LLC,                 , Mississippi Attention:                 , Officer; provided, that, for purposes of all activities related to payments and registration on the Senior Debentures, such office shall be c/o Trustee, U.S. Bank National Association, Global Corporate Trust Services, 333 Commerce Street, Suite 800, Nashville, Tennessee 37201, Attention: Wally Jones, Vice President; and, provided, that, for all purposes of notice to Issuer, such address shall also include same as above.

“Prior Indenture Trustee Claim” means all rights of payment, reimbursement and indemnification of the Prior Indenture Trustee for all reasonable fees and expenses incurred by the Prior Indenture Trustee (including reasonable fees and expenses of its counsel, certified public accountants, advisors, and/or its agents and all other amounts incurred in connection with the Bankruptcy Cases) for the actual and necessary expenses incurred by the Prior Indenture Trustee, in accordance with the terms and conditions of the 2009 Indenture and related documents and in connection with the Bankruptcy Cases, or Post-Confirmation in attending to the administration of the rights of Holders of Allowed Class 2 and Class 4 Claims under the Chapter 11 Plan, or claims for which the Prior Indenture Trustee is entitled to indemnity under the terms of the 2009 Indenture, or in undertaking such other matters as to which the Prior Indenture Trustee is authorized by the Chapter 11 Plan. The Prior Indenture Trustee Claim shall be included within and as a part of the Class 2 and Class 4 Claims, as set forth in the Chapter 11 Plan, and will be reduced by an amount equal to the Post-Petition Payments applied by the Prior Indenture Trustee to the Prior Indenture Trustee Claim. To the extent the Prior Indenture Trustee Claim is not satisfied by the Post-Petition Payments, the Prior Indenture Trustee Claim will be paid from the first proceeds of interest paid to the Holders of the Senior Debentures, and the Trustee is authorized to make such payments on the Prior Indenture Trustee Claim from those proceeds all in accordance with Section 2.15 of this Indenture. The Prior Indenture Trustee Claim shall, at any time, be the amount of the claim determined as of the effective date of the Chapter 11 Plan in accordance with the Chapter 11 Plan after reducing the amount of such claim by the amount of the Post-Petition Payments less the amounts paid to the Prior Indenture Trustee pursuant to this Indenture in satisfaction of the Prior Indenture Trustee Claim plus the amount of any increase in the amount of the Prior Indenture Trustee Claim arising after the effective date of the Chapter 11 Plan (the amount of any such increase being determined in accordance with the provisions of the Chapter 11 Plan and this Indenture). On the Effective Date, the Prior Indenture Trustee shall certify to the Trustee the initial amount of the Prior Indenture Trustee Claim (taking into account the amount of reduction due to the Post-Petition Payments), and, in the event of any increase in the amount of the Prior Indenture Trustee claim thereafter (as determined in accordance with the provisions of the Chapter 11 Plan), the Prior Indenture Trustee shall certify the amount of any such increase to the Trustee. The amounts so certified by the Prior Indenture Trustee shall, in the absence of manifest error or bad faith, be deemed final for purposes of this Indenture.

“Prior Indenture Trustee” means First Security Bank as trustee under that certain 2009 Trust Indenture by and between O&G Leasing, LLC as Issuer and First Security Bank as Trustee (the “2009 Indenture”).

“Property” means any property real or personal, tangible or intangible (including goodwill), including Money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

“Purchase Money Security Indebtedness” means indebtedness incurred for Rolling Stock purchased by Issuer with purchase money loans or financing and specifically may not be used toward the purchase of any other assets including but not limited to the purchase of a new drilling rig.

“Purchase Money Security Indebtedness Liens” means liens related to Purchase Money Security Indebtedness.

“Qualified Accountant” means an independent certified public accountant in the regular employ or hire of Issuer, including, but not limited to, an independent firm of certified public accountants. For purposes of quarterly financial statements prepared by Issuer, a Qualified Accountant may include Issuer’s Chief Financial Officer or other certified public accountant employed by Issuer.

“Record Date” means, with respect to any Payment Date of the Senior Debentures, the twenty-fifth (25th) day of the calendar month next preceding the month in which such Payment Date falls.

“Responsible Officer” means, when used with respect to the Trustee or the Collateral Agent, any officer within the corporate trust department of the Trustee or the Collateral Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Revised Amortization Schedule” means a revision of the schedule for the payment of the aggregate amount of principal and interest due with respect the Senior Debentures, the initial schedule for which is set forth on Schedule 2.04 of the Indenture as such Schedule 2.04 exists on the Effective Date. Such Revised Amortization Schedule, as provided by the Issuer to the Trustee, shall be a revision of Schedule 2.04 (as it exists on the date that such Revised Amortization Schedule is provide to the Trustee), providing for the amortization of the remaining aggregate amount of principal payable on the Senior Debentures which remain Outstanding on the date such Revised Amortization Schedule is provided to the Trustee. A Revised Amortization Schedule provided pursuant to either Section 2.14(a) or Section 2.14(b) hereof shall provide for the payment of the Senior Debentures in aggregate quarterly payments of principal to be redeemed and interest, which aggregate quarterly payments are to be equal in amount and to be made on each remaining Payment Date to and including                  , 2022, which Revised Amortization Schedule shall provide for payment of interest on the outstanding principal balance of the Senior Debentures at the rate of 6% per annum, with such interest being calculated on the basis of a 360-day year of twelve (12) thirty (30) day months. A Revised Amortization Schedule provided pursuant to Section 2.14(c) hereof shall provide for the payment of the Senior Debentures based upon the aggregate quarterly payments of principal and interest provided for in Schedule 2.04 as in effect on the date of the event requiring the provision of such Revised Amortization Schedule pursuant to Section 2.14(c) hereof, which Revised Amortization Schedule shall provide for payment of interest on the outstanding principal balance of the Senior Debentures at the rate of 6% per annum, with such interest being calculated on the basis of a 360-day year of twelve (12) thirty (30) day months and shall reflect the change in quarterly amounts of principal to be redeemed resulting from the event requiring the provision of such Revised Amortization Schedule. Each Revised Amortization Schedule shall be accompanied by a verification report prepared by a Qualified Accountant or other verification agent satisfactory to Trustee to the effect that the Revised Amortization Schedule provides for the payment of interest and mandatory quarterly redemption of principal on the Senior Debentures remaining Outstanding on the date of delivery of the Revised Amortization Schedule in the manner set forth in this Indenture. Upon the presentation of a Revised Amortization Schedule and the verification report to the Trustee, the existing Schedule 2.04 shall be amended and replaced by such Revised Amortization Schedule.

“Rig #3 Drilling Equipment” has the meaning as more fully described in Exhibit C attached hereto and incorporated herein by this reference.

“Rig #14 Drilling Equipment” has the meaning as more fully described in Exhibit C attached hereto and incorporated herein by this reference.

“Rig #22 Drilling Equipment” has the meaning as more fully described in Exhibit C attached hereto and incorporated herein by this reference.

“Rig #28 Drilling Equipment” has the meaning as more fully described in Exhibit C attached hereto and incorporated herein by this reference.

“Rig #48 Drilling Equipment” has the meaning as more fully described in Exhibit C attached hereto and incorporated herein by this reference.

“Rig #48 Loan” means that certain loan by Washington State Bank that is secured by a first priority security interest in the Rig #48 Drilling Equipment and all Drilling Equipment Revenues resulting from or produced by the Rig #48 Drilling Equipment, as such loan is described in the Chapter 11 Plan and exists on the Effective Date.

“Rig Documents” means any and all class and flag documentation (originals and any existing copies); all existing drawings (hard and electronic); any third party survey or gauging reports; any manuals for foreign equipment that are in Issuer’s possession; all shop and maintenance records, including for all well control and lifting/hoisting equipment; Permits related thereto; and other documents relating to the Rigs.

“Rigs” means Rig #3 Drilling Equipment, Rig #14 Drilling Equipment, Rig #22 Drilling Equipment, and Rig #28 Drilling Equipment, including but not limited to the description on Exhibit C attached hereto and incorporated herein by reference.

“Rolling Stock” means all automobiles, vans, trucks, trailers, and other motorized and similar vehicles and stock of every kind, whether owned or leased, used in the operation of the Collateral or Business including such Rolling Stock listed on Schedule 1.01 under the heading “Rolling Stock.”

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-HilI Companies, Inc., its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by Issuer.

“Securities Depository” means the person specified in Section 2.13 as the Securities Depository and any and all successors thereto appointed as securities depository hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Security Agreement” means the Security Agreement by and among the Issuer and the Collateral Agent, dated as of the Effective Date, as amended, supplemented or otherwise modified from time to time.

“Security Documents” means the Security Agreement and each mortgage and any other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent.”

“Senior Debenture Fund” means the fund by that name created and established in Section 5.01 of this Indenture.

“Senior Debentures” mean the 6.00% Senior Debentures, Series 2014A, issued by Issuer pursuant to this Indenture in an initial aggregate principal amount of $[28,372,890].

“Short-Term Loan Intercreditor Agreement” means any subordination agreement contemplated by the second paragraph of Section 4.08 hereof.

“Short-Term Loans” means loans to Issuer for working capital purposes which are for a term not exceeding 90 days and which do not exceed the lesser of (a) fifty percent (50%) of the value of Accounts and Notes Receivable at the time of such loan, or (b) $1,000,000.

“Sinking Fund” shall mean an account established pursuant to Section 5.02 into which Excess Cash shall be deposited for the payment of the principal amount of the Senior Debentures in accordance with the provisions of Sections 3.09 and 3.12.

“State” means the State of Mississippi unless otherwise identified to the contrary.

“Tangible Personal Property” means furniture, fixtures, furnishings, racks, cabinets, hardware, tools, machinery, instruments, measuring and other devices, appliances, supplies, communications devices and systems, computers, servers, and other computer equipment, hardware and systems, electrical equipment and systems, construction, repair, and maintenance equipment, materials, spare parts, including, without limitation, any items of tangible personal property listed on Schedule 1.01 under the heading “Tangible Personal Property.”

“Tax Rate” means the total of the maximum federal and state income tax rates for the state of Issuer calculated as if Issuer were taxable as a corporation for federal and state income tax purposes.

“Term” means the term of this Indenture, which shall continue until the final maturity or defeasance of the Senior Debentures.

“Trustee” means the banking corporation or association or trust company designated as trustee in this Indenture, and its successor or successors as such trustee. The original Trustee is U.S. Bank National Association.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute or statutes thereto and the rules and regulations promulgated thereunder.

‘‘Trust Estate” shall have the meaning set forth in Granting Clauses of this Indenture.

“Written Request” means any written request, letter or similar document from Issuer to Trustee and signed by the Authorized Issuer Representative, including, but not limited to, the initial written closing and delivery instructions.

“WSB Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Effective Date, by and among the Issuer, Collateral Agent and Washington State Bank in the form of Exhibit G hereto.

Section 1.02 Interpretation. The words “hereof,” “herein,” “hereunder” and “hereto” and other words of similar import refer to this Indenture in its entirety.

The terms “agree” and “agreements” contained herein are intended to include and mean “covenant” and “covenants.”

References to Articles, Sections and other subdivisions of this Indenture are to the designated Articles, Sections and other subdivisions of this Indenture.

The headings of this Indenture are for convenience only and shall not define or limit the provisions hereof.

Any references made (a) in any gender shall be deemed to have been made in all genders, and (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well. Any reference to particular sections or subsections of the Code or the Act shall include any successor provisions of law or regulations to the extent the same shall apply to the Senior Debentures.

ARTICLE II.

THE SENIOR DEBENTURES

Section 2.01 Authorized Amount of Senior Debentures. No Senior Debentures may be issued under the provisions of this Indenture except in accordance with this Article II. The total principal amount of the Senior Debentures that may be issued is hereby expressly limited to $[28,372,890], except as provided in Section 2.09 with respect to replacement Senior Debentures.

Section 2.02 Details of Senior Debentures. The Senior Debentures: (a) shall be designated “Performance Drilling Company LLC $[28,372,890] 6.00% Senior Debentures, Series 2014A” (the “Senior Debentures”) maturing on                  , 2022 (“Maturity”); (b) shall be in the aggregate principal amount of $[28,372,890]; (c) shall be dated as of the date of delivery; (d) shall bear interest from such date at the rates hereinafter provided until paid; and (e) shall be issued in the Authorized Denominations. Interest on the Senior Debentures will be calculated on the basis of a 360-day year of twelve (12) thirty (30) months.

Section 2.03 Senior Debenture Form. The Senior Debentures shall be issued as book entry only certificates in the Authorized Denominations, and, when issued, will be registered in the name of Cede & Co., as nominee of the Depository Trust Company (“DTC”), New York, New York. The Senior Debentures and Trustee’s certificate of authentication to be endorsed thereon shall be in substantially the form set forth in Exhibit A hereto, with appropriate variations, insertions and omissions as permitted or required by this Indenture. The Senior Debentures will be numbered from R-01 consecutively upwards.

Section 2.04 Payment. As set forth in Section 5.01 below, on each Payment Date, Issuer will make principal and interest payments into the Senior Debenture Fund in accordance with the payment schedule attached as Schedule 2.04 to this Indenture (as such Schedule 2.04 may be modified pursuant to Section 2.14 of this Indenture), with the first such payment being due and payable on or before the last Business Day of the first full calendar quarter following the Closing Date. Interest on the Senior Debentures shall accrue at an interest rate of six (6%) percent per annum, calculated on the basis of a 360-day year of twelve (12) thirty (30) day months, and, as set forth in Section 5.01 below shall be payable on each Payment Date and on the Maturity Date. The Issuer’s obligation to make each scheduled payment of interest and principal is absolute; provided, however, in the event that Issuer is unable to make all or a portion of such payments and there are sufficient funds to make such payment in the Sinking Fund, then Issuer shall give notice to Trustee and Trustee shall withdraw sufficient funds from the Sinking Fund and deposit such funds into the Senior Debenture Fund for such payments.

If the Senior Debentures are in certificated form, the principal of, interest on, and premium, if any, of each Senior Debenture will be payable to the Owner thereof as specified in the records of Trustee on the Record Date with respect to such Payment Date irrespective of the cancellation of such Senior Debenture upon any transfer or exchange thereof subsequent to such Record Date and prior to such Payment Date, unless Issuer shall default in the payment of principal, interest, or premium, if any, due on such Payment Date. Each payment of principal of, interest on and premium, if any, on each Senior Debenture shall be paid: (i) by check or draft mailed by first-class mail to such Owner on the Payment Date at his/her/its address as it appears on the Senior Debenture register (“Senior Debenture Register”) on the Record Date or, (ii) at the option of any Owner of at least $1,000,000 in aggregate principal amount of Senior Debentures, by wire transfer to an account within the United States designated in writing by such Owner at least fifteen (15) calendar days prior to the Payment Date at no cost to the Owner. In the event of any default in the payment of principal of, interest on and premium, if any, such defaulted payment shall be payable to the Owner of such Senior Debenture on a special Record Date for the payment of such defaulted payment established by notice mailed by or on behalf of Issuer to Owners.

Section 2.05 Execution. The Senior Debentures shall be executed on behalf of Issuer by the manual or facsimile signatures of its Authorized Issuer Representative. A facsimile signature shall have the same force and effect as if manually signed. In case any officer whose manual signature or a facsimile of whose signature shall appear on the Senior Debentures shall cease to be such officer before the delivery of such Senior Debentures, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if such official had remained in office until delivery.

Section 2.06 Unconditional Obligation. The Senior Debentures, together with interest thereon, are direct unconditional obligations of Issuer, secured by the Trust Estate pursuant to the granting clauses hereof. The Gross Pledgable Revenues shall be, and hereby are, pledged to such payment in accordance with the provisions of this Indenture. The Senior Debentures shall be secured by such pledge and by the Trust Estate and a lien on the Gross Pledgable Revenues and the Collateral, all in accordance with and subject to the conditions and provisions of this Indenture.

Section 2.07 Authentication. Only such Senior Debentures as shall have endorsed thereon a certificate of authentication substantially in the form set forth in Exhibit A attached hereto duly executed by Trustee shall be entitled to any right or benefit under this Indenture. No Senior Debenture shall be valid and obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by manual signature of Trustee, and such certificate of Trustee upon any such Senior Debenture shall be conclusive evidence that such Senior Debenture has been authenticated and delivered under this Indenture. Trustee’s certificate of authentication on any Senior Debenture shall be deemed to have been executed if signed by an authorized officer of Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Senior Debentures issued hereunder.

Section 2.08 Delivery of the Senior Debentures. Issuer shall execute and deliver to Trustee, and Trustee shall authenticate the Senior Debentures and deliver said Senior Debentures to the original purchaser or purchasers thereof as may be directed in this Section 2.08, or in any supplemental indenture. Prior to the delivery or original issuance by Trustee of any authenticated Senior Debentures, there shall be delivered to Trustee at its Principal Office:

(a) An original executed counterpart of this Indenture and all other documents contemplated by this Indenture including the Security Agreement and WSB Intercreditor Agreement;

(b) A certificate of insurance covering the full insurable value of the Drilling Equipment and certifying the effectiveness of coverage required by this Indenture naming Trustee as loss payee and an additional named insured and acceptable in form and substance to Trustee;

(c) A Written Request to Trustee by Issuer to authenticate and deliver the Senior Debentures to the holders of the 2009A Debentures upon, and in exchange for, the surrender thereof to the Issuer for cancellation in accordance with the Chapter 11 Plan;

(d) A copy, duly certified by the Authorized Issuer Representative, of the proceedings of Issuer authorizing the issuance of the Senior Debentures;

(e) An Opinion of counsel from                     , counsel to Issuer, acceptable to and addressed to Trustee to the effect that Issuer: (1) is validly existing and in good standing in its state of formation; (2) is legally authorized to enter into this Indenture and to issue the Senior Debentures; (3) that all entity actions of Issuer as a limited liability company necessary thereto have been properly taken; and (4) that the Indenture, together with any other required filings, creates a valid lien on the Trust Estate; and

(f) Proper uniform commercial code financing statements in form for filing sufficient to perfect in Trustee the security interests granted herein.

Section 2.09 Mutilated, Destroyed or Lost Senior Debentures. In case any Senior Debenture issued hereunder shall become mutilated or be destroyed or lost, Issuer shall, if not then prohibited by law and if it has received no notice that such Senior Debenture has been acquired by a protected purchaser, cause to be executed and Trustee may authenticate and deliver a new Senior Debenture of like series, date, number, maturity and tenor in exchange and substitution for and upon cancellation of such mutilated Senior Debenture, or in lieu of and in substitution for such Senior Debenture destroyed or lost, upon the holder’s paying the reasonable expenses and charges of Issuer and Trustee in connection therewith, and, in the case of a Senior Debenture destroyed or lost, filing by the holder with Trustee evidence satisfactory to Trustee that such Senior Debenture was destroyed or lost, and of the holder’s ownership thereof, and furnishing Issuer and Trustee with indemnity satisfactory to them. Trustee is hereby authorized to authenticate any such new Senior Debenture. In the event any such Senior Debenture shall have matured, instead of issuing a new Senior Debenture, Issuer may pay the same without the surrender thereof. Upon the issuance of a new Senior Debenture under this Section 2.09, Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of Trustee) connected therewith.

Section 2.10 Negotiability, Registration and Transfer of Senior Debentures. The Senior Debentures shall be and shall have all the qualities and incidents of negotiable instruments under the laws of the State of Mississippi, and Senior Debenture Holders, in accepting any Senior Debentures, shall be conclusively deemed to have agreed that the Senior Debentures shall be and have all of said qualities and incidents of negotiable instruments. Notwithstanding the foregoing, the Senior Debentures shall be transferable by the initial purchasers thereof only in accordance with the provisions of the Securities Act of 1933, as amended, the regulations of the Commission, and the laws of the several states.

Issuer hereby constitutes and appoints Trustee as Senior Debenture registrar of Issuer, and as Senior Debenture registrar Trustee shall keep books for the registration and for the transfer of the Senior Debentures as provided in this Indenture at the Principal Office of Trustee. The person in whose name any Senior Debenture shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes and payment of or on account of the principal of and interest on any such Senior Debenture shall be made only to or upon the order of the registered owner thereof, or the registered owner’s legal representative, and neither Issuer, Trustee nor the Senior Debenture registrar shall be affected by any notice to the contrary, but such registration may be changed as herein provided. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Senior Debenture to the extent of the sum or sums so paid.

Senior Debentures may be transferred on the books of registration kept by Trustee, by the registered Owner in person, or by the Owner’s duly authorized attorney, upon surrender thereof, together with a written instrument of transfer duly executed by the registered Owner or the Owner’s duly authorized attorney. Upon surrender for transfer of any Senior Debenture at the Principal Office of Trustee, Issuer shall execute and Trustee shall authenticate and deliver in the name of the transferee or transferees a new Senior Debenture(s) in the same aggregate principal amount and of any authorized denomination or denominations.

Senior Debentures may be exchanged at the Principal Office of Trustee in the State of Tennessee for an equal aggregate principal amount of Senior Debentures of any other authorized denomination or denominations of the same series with corresponding maturities. Issuer shall execute and Trustee shall authenticate and deliver the Senior Debentures which the Senior Debenture Holder making the exchange is entitled to receive, bearing numbers not contemporaneously then outstanding. The execution by Issuer of any Senior Debenture of any denomination shall constitute full and due authorization of such denomination and Trustee shall thereby be authorized to authenticate and deliver such Senior Debenture.

Such transfers of registration or exchanges of Senior Debentures shall be without charge to the Holders of such Senior Debentures, but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the Holder of the Senior Debenture requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

Trustee shall not be required to transfer or exchange any Senior Debenture during the period from and including a Record Date to the next succeeding Payment Date of such Senior Debenture nor to transfer or exchange any Senior Debenture after the mailing of notice calling such Senior Debenture for redemption has been made, and prior to such redemption.

While the Senior Debentures are in book-entry form, transfers or exchanges of beneficial interests of DTC participants in the Senior Debentures will be made in accordance with the procedures of DTC and, if such person is not a direct participant of DTC, the procedures of the direct participant through which such person holds its interest.

Section 2.11 Cancellation. All Senior Debentures surrendered for payment, redemption, transfer or exchange, if surrendered to Trustee, shall be promptly cancelled by it, and, if surrendered to any person other than Trustee, shall be delivered to Trustee and, if not already cancelled, shall be promptly cancelled by it. Issuer may at any time deliver to Trustee for cancellation any Senior Debentures previously authenticated and delivered hereunder, which Issuer may have acquired in any manner whatsoever, including but not limited to by the Dutch Auction, and all Senior Debentures so delivered shall be promptly cancelled by Trustee. All cancelled Senior Debentures held by Trustee shall be disposed of as directed by Issuer. Whenever in this Indenture provision is made for the cancellation by Trustee and the disposal of any Senior Debentures, Trustee may, upon the written request of Issuer, in lieu of such cancellation and disposal, destroy such Senior Debentures in the presence of any officer of Issuer (but only if Issuer shall so require), and deliver a certificate of such destruction to Issuer.

Section 2.12 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.

Section 2.13 Book Entry Senior Debentures. The Senior Debentures shall initially be issued as book-entry Senior Debentures and shall be represented by a global security registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) and delivered to DTC in New York, New York, prior to the Closing Date or maintained by Trustee under appropriate custodial agreements with DTC, as the case may be. Trustee and Issuer acknowledge that Issuer has executed and delivered a Blanket Letter of Representations with DTC. All payments of principal of and redemption premium, if any, and interest on the book entry Senior Debentures and all notices with respect thereto, including notices of full or partial redemption, shall be made and given at the times and in the manner set out in the Letter of Representations. The terms and provisions of the Letter of Representations shall govern in the event of any inconsistency between the provisions of this Indenture and the Letter of Representations. The Letter of Representations may be amended without Senior Debenture Holder consent and the issuer shall provide such amended Letter of Representations to Trustee promptly.

The book-entry registration system for all of the book-entry Senior Debentures may be terminated and certificates delivered to and registered in the name of the Holders, under either of the following circumstances:

(a) DTC notifies Issuer and Trustee that it is no longer willing or able to act as Securities Depository for the book entry Senior Debentures and a successor Securities Depository for the book-entry Senior Debentures is not appointed by Issuer prior to the effective date of such discontinuation; or

(b) Issuer determines that continuation of the book-entry system through DTC (or a successor Securities Depository) is not in the best interest of Issuer.

In the event a successor Securities Depository is appointed by Issuer, the book-entry Senior Debentures will be registered in the name of such successor Securities Depository or its nominee. In the event certificates are required to be issued to Owners, Trustee and Issuer shall be fully protected in relying upon a certificate of DTC or any DTC participant as to the identity of and the principal amount of book-entry Senior Debentures held by such Owners.

Once registered in book-entry only form, the Holders of the Senior Debentures will not receive physical delivery of Senior Debentures, except as provided herein. For so long as there is a Securities Depository for the Senior Debentures, all of such Senior Debentures shall be registered in the name of the nominee of the Securities Depository, all transfers of beneficial ownership interests in such Senior Debentures will be made in accordance with the rules of the Securities Depository, and no investor or other party purchasing, selling, or otherwise transferring beneficial ownership of such Senior Debentures is to receive, hold, or deliver any physical evidence of any Senior Debentures. Issuer and Trustee shall have no responsibility or liability for transfers of beneficial ownership interests in such Senior Debentures.

Issuer and Trustee will recognize the Securities Depository or its nominee as the Senior Debenture Holder of book-entry Senior Debentures for all purposes, including receipt of payments, notices, and voting; provided, Trustee may recognize votes by or on behalf of beneficial Owners as if such votes were made by Senior Debenture Holders of a related portion of the Senior Debentures when such votes are received in compliance with an omnibus proxy of the Securities Depository or otherwise pursuant to the rules of the Securities Depository or the provisions of the Letter of Representations or other comparable evidence delivered to Trustee by the Senior Debenture Holders.

With respect to book entry Senior Debentures, Issuer and Trustee shall be entitled to treat the Person in whose name such Senior Debenture is registered as the absolute owner of such Senior Debenture for all purposes of this Indenture, and neither Issuer nor Trustee shall have any responsibility or obligation to any beneficial owner of such book-entry Senior Debenture. Without limiting the immediately preceding sentence, neither Issuer nor Trustee shall have any responsibility or obligation with respect to: (i) the accuracy of the records of any Securities

Depository or any of other Person with respect to any ownership interest in book-entry Senior Debentures, (ii) the delivery to any Person, other than a Senior Debenture Holder, of any notice with respect to book-entry Senior Debentures, including any notice of redemption or refunding, (iii) the selection of the particular Senior Debentures or portions thereof to be redeemed or refunded in the event of a partial redemption or refunding of part of the Senior Debentures Outstanding, or (iv) the payment to any Person, other than a Senior Debenture Holder, of any amount with respect to the principal of or redemption premium, if any, or interest on book-entry Senior Debentures.

So long as DTC or its nominee is the registered holder of a global security representing the Senior Debentures, DTC or that nominee will be considered the sole owner and holder of the global security, and of the Senior Debentures represented thereby, for all purposes under the Indenture and the Senior Debentures. While the Senior Debentures are represented by a global security registered in the name of DTC or its nominee, owners of beneficial interests in will not be entitled to have Senior Debentures registered in their names, will not receive or be entitled to receive physical delivery of Senior Debentures in certificated form and will not be considered the registered holders of Senior Debentures under the Indenture or the Senior Debentures. Accordingly, each person holding a beneficial interest in the Senior Debentures must rely on the procedures of DTC and, if such person is not a direct participant of DTC, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a Holder of the Senior Debentures.

Section 2.14 Re-amortization of Payment Schedule.

(a) Except as provided in Section 2.14(b) of this Indenture, once, but only once, at any time during the period beginning on the Effective Date and ending on the second anniversary of the Effective Date, the Issuer may provide the Trustee with a Revised Amortization Schedule. Upon the presentation of the Revised Amortization Schedule and the related verification report to the Trustee pursuant to this Section 2.14(a), Schedule 2.04 as it then exists shall be amended and replaced by such Revised Amortization Schedule.

(b) In addition to the right of the Issuer to provide a Revised Amortization Schedule to the Trustee as set forth in Section 2.14(a), the Issuer may provide the Trustee with a Revised Amortization Schedule following any redemption of $1,000,000 or more in aggregate principal amount of Senior Debentures pursuant to Sections 3.08 or 3.10 of the Indenture. Upon the presentation of a Revised Amortization Schedule pursuant to this Section 2.14(b) and the related verification report to the Trustee, Schedule 2.04 as it then exists shall be amended and replaced by such new Revised Amortization Schedule.

(c) Upon the occurrence of any event (including the purchase of debentures pursuant to a Dutch Auction pursuant to Section 3.12 or an invitation for tenders pursuant to Section 3.13) which reduces the principal amount of Senior Debentures outstanding other than redemptions pursuant to Section 3.07 or for which provision is made in Section 2.14(b) to provide a Revised Amortization Schedule, the Issuer shall provide the Trustee with a Revised Amortization Schedule. Upon the presentation of a Revised Amortization Schedule pursuant to this Section 2.14(c) and the related verification report to the Trustee, Schedule 2.04 as it then exists shall be amended and replaced by such new Revised Amortization Schedule.

Section 2.15 Concerning the Prior Indenture Trustee Claim. Pursuant to the Chapter 11 Plan, the holders of the Senior Debentures are responsible for the payment of the Prior Indenture Trustee Claim. The Prior Indenture Trustee Claim shall be paid by the holders of Senior Debentures only from funds paid by Issuer to the Trustee that constitute interest and not from amounts that constitute principal. In order to effect such payment, on any Payment Date on which there is a currently unpaid amount of Prior Indenture Trustee Claim, the Trustee shall withhold from the funds paid by Issuer and deposited into the Senior Debenture Fund for payment on the Senior Debentures and remit to the Prior Indenture Trustee an amount equal to the lesser of (a) the amount of the currently unpaid amount of Prior Indenture Trustee Claim, or (b) the amount of interest on deposit in the Senior Debenture Fund. The Trustee shall continue to withhold and remit such amounts in the manner set forth herein until the Prior Indenture Trustee Claim is $0.00. The amounts so withheld and paid to the Prior Indenture Trustee shall constitute payments by the holders of the Senior Debentures from the interest on the Senior Debentures paid by Issuer and received by them pursuant to this Senior Indenture. Payments of the interest on the Senior Debentures owed and paid by the Issuer shall be accounted for as such as between and among Issuer, Trustee and the holders of Senior Debentures, notwithstanding that such amounts are remitted to the Prior Indenture Trustee instead of the holders of the Senior Debentures. While the Senior Debentures are in book-entry form, such withholding of interest shall be made pro rata with respect to each participant in the book-entry system.

ARTICLE III.

REDEMPTION

Section 3.01 Privilege of Redemption and Redemption Prices. The Senior Debentures shall be subject to redemption prior to maturity in the manner provided in this Article III only, and Issuer shall not redeem any Senior Debentures except as provided herein.

Section 3.02 Issuer’s Election to Redeem; Notice to Trustee. The Senior Debentures shall be subject to optional redemption by Issuer as set forth in Sections 3.08 and 3.09 hereof, which written direction shall be evidenced by a Written Request to Trustee. In case of any such optional redemption, the Written Request of Issuer shall, at least thirty (30) calendar days prior to the redemption date (unless a shorter notice shall be satisfactory to Trustee), be delivered to Trustee notifying Trustee of such redemption date, the principal amount of the Senior Debentures to be redeemed, and the redemption price for the Senior Debentures to be redeemed.

Section 3.03 Selection by Trustee of Senior Debentures (or Portions thereof) to Be Redeemed. If less than all of the Outstanding Senior Debentures are to be redeemed, Trustee shall redeem a pro rata portion of each Senior Debenture based on the percentage of the principal balance of the Senior Debentures to be redeemed in a manner such that the percentage of principal amount of the face amount of each Senior Debenture Outstanding is the same for each Outstanding Senior Debenture. Notwithstanding the foregoing with respect to the selection of Senior Debentures to be redeemed in the event of a partial redemption, so long as DTC or its nominee is the sole registered Owner of the Senior Debentures, Trustee shall follow the procedure for redemption and notices as set forth in DTC’s operational arrangements, as in effect at the time.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of the Senior Debentures shall relate, in the case of any Senior Debenture redeemed or to be redeemed only in part, to the portion of the principal of such Senior Debenture which has been or is to be redeemed.

Section 3.04 Notice of Redemption. With respect to all redemptions of Senior Debentures pursuant to Section 3.07 hereof, or when Trustee receives a Written Request from Issuer to redeem any Senior Debentures in accordance with any other provisions of this Indenture identifying the Senior Debentures or portions thereof to be redeemed, Trustee will give notice of the redemption of such Senior Debentures, which is to be given by mailing a copy of the redemption notice by first class mail, postage prepaid, or by overnight delivery service, within five (5) Business Days of the receipt by Trustee of the Written Request of Issuer pursuant to Section 3.02 and not less than thirty (30) days prior to the date of Mandatory Redemption pursuant to Section 3.07 hereof, to the registered Owner (Cede & Co., so long as it is the registered owner in the book-entry system) of each Senior Debenture to be redeemed in whole or in part at the address shown on the registration books maintained by Trustee. Each notice of redemption will state: (a) the maturities of the Senior Debentures to be redeemed, (b) the redemption date, (c) the place or places where amounts due upon such redemption will be payable, (d) if less than all of the Senior Debentures are to be redeemed, the letters and number or other distinguishing marks of such Senior Debentures so to be redeemed, (e) the CUSIP number (if any), (f) the date of such notice, (g) the issuance date for the Senior Debentures to be redeemed, (h) the interest rate of the Senior Debentures to be redeemed, (i) the redemption price, (j) Trustee’s name and the address of Trustee’s Principal Office, (k) the complete official name of the Senior Debentures, and (l) in the case of the Senior Debentures to be redeemed in part, such notice will also specify the respective portions of the principal amount thereof to be redeemed. Such notice will further state that on such date there will become due and payable upon each Senior Debenture to be redeemed the redemption price thereof (or the redemption price of the specified portions of the principal thereof in the case of the Senior Debentures to be redeemed in part only), together with interest accrued to the redemption date, and that from and after such date interest thereon will cease to accrue and be payable. A defect in, or failure to give, notice of redemption with respect to any Senior Debenture will not invalidate the notice of redemption of any other Senior Debenture(s) for which notice of redemption has been properly given.

Trustee is also required to send a copy of such notice by first class mail, by facsimile transmission or overnight delivery service for receipt not less than thirty (30) calendar days before such redemption date to The Depository Trust Company; provided, however, that such mailing or transmission will not be a condition precedent to such redemption of the Senior Debentures. If the Senior Debentures are no longer in book entry form on the date of redemption, Trustee also is to mail or transmit a notice of redemption, in the manner and in the form described above, to any Senior Debenture Holder who has not delivered the Senior Debentures for redemption within sixty (60) calendar days after the redemption date.

So long as and at any time the Senior Debentures are in physical registered form, Trustee also is to mail or transmit a notice of redemption, in the manner and in the form described above, to any Senior Debenture Holder who has not delivered Senior Debentures for redemption within sixty (60) calendar days after the redemption date.

Any notice mailed as provided above will be conclusively presumed to have been duly given, whether or not the Holder of such Senior Debenture(s) or such other intended recipient receives such notice.

Except with respect to the mandatory redemption of the Senior Debentures as described in Section 3.10 hereof, Issuer shall deposit with Trustee monies fully sufficient to pay the redemption price (including any premium, if applicable) of the Senior Debentures to be redeemed plus accrued interest, if any, prior to giving notice of redemption, except in the event of a notice that is subject to a conditional call of the Senior Debentures to be redeemed.

Upon notice of redemption having been duly given as aforesaid, and monies being held by Trustee for payment of the redemption price of, plus accrued interest to the redemption date on the Senior Debentures to be redeemed, the Senior Debentures (or portions thereof) so called for redemption on the redemption date designated in such notice will become due and payable at the redemption price, plus accrued interest thereon to the redemption date, specified in such notice and interest on the Senior Debentures so called for redemption will cease to accrue. Said Senior Debentures (or portions thereof) will cease to be entitled to any benefit or security under the Indenture, and the Holders of said Senior Debentures will have no rights in respect thereof except to receive payment of said redemption price, plus accrued interest to the redemption date.

Section 3.05 Effect of Notice of Redemption. Notice having been given in the manner and under the conditions hereinabove provided, and monies for payment of the redemption price being held by Trustee as provided in Section 3.04 of this Indenture, (a) the Senior Debentures, or portions of the Senior Debentures, so called for redemption shall, on the date fixed for redemption designated in such notice, become due and payable at the redemption price provided for redemption of such Senior Debentures, or portions of the Senior Debentures, on such date and interest on the Senior Debentures, or portions of the Senior Debentures, so called for redemption shall cease to accrue, (b) upon surrender of the Senior Debentures, or portions of the Senior Debentures, so called for redemption in accordance with such notice, such Senior Debentures, or portions of the Senior Debentures, shall be paid at the applicable redemption price, (c) such Senior Debentures, or portions of the Senior Debentures, shall cease to be entitled to any lien, benefit or security under this Indenture, and (d) the Holders of said Senior Debentures, or portions of the Senior Debentures, shall have no rights in respect thereof except to receive payment of the redemption price thereof.

Section 3.06 Senior Debentures Redeemed in Part. Any Senior Debenture which is to be redeemed only in part, shall be surrendered to Trustee (with, if Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Trustee duly executed by the Holders thereof or his attorney duly authorized in writing) and the appropriate officials of Issuer shall execute and Trustee shall authenticate and deliver to the Holders of such Senior Debenture, without service charge, a new Senior Debenture or Senior Debentures, of any Authorized Denomination, having the same maturity and interest rate, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Senior Debenture so surrendered. All partial redemptions shall be effected in accordance with Section 3.03 hereof. Issuer shall have the right, during the first two (2) years from the issuance date hereof and upon written request made to the Trustee, to reamortize the principal amount of the aggregate outstanding amounts owed to Holders of Senior Debentures.

Section 3.07 Mandatory Redemption. The Senior Debentures are subject to quarterly mandatory redemptions of principal pursuant to the Payment Schedule (or the Revised Amortization Schedule per Section 2.14 of the Indenture) commencing on                  ,     , at a redemption price equal to the principal amount of the Senior Debentures to be redeemed plus accrued interest to, but not including, the redemption date.

Section 3.08 Extraordinary Optional Redemption of Senior Debentures. The Senior Debentures are subject to extraordinary optional redemption (which redemption shall be mandatory in the circumstances provided in subsection (c) below) as a whole or in part upon the occurrence of any of the following events with respect to Issuer’s Drilling Equipment at a redemption price equal to the principal amount of the Senior Debentures then Outstanding to be so redeemed, plus accrued interest to the date fixed for such redemption (which date shall be the earliest practicable date in accordance with the Indenture) and without premium upon delivery of a Written Request to Trustee notifying Trustee of such redemption date as follows:

(a) The Drilling Equipment, or any part thereof, if so demolished, destroyed or damaged that, in the commercially reasonable judgment of Issuer, all or a portion of the Drilling Equipment cannot be restored or rebuilt with available funds (including available insurance proceeds) to a profitable condition and the net proceeds resulting from such casualty are more than the lesser of $100,000 or the Outstanding principal amount of all Senior Debentures;

(b) All or a portion of the Drilling Equipment shall have been taken under the exercise of the power of eminent domain by any governmental authority or so much of the Drilling Equipment is taken or is so diminished in value that the remainder thereof cannot, in the judgment of Issuer, continue to be operated profitably for the purpose for which it was being used immediately prior to such taking or diminution and the proceeds resulting from such condemnation are more than the lesser of $100,000 or the Outstanding principal amount of all Senior Debentures; or

(c) lf any of the circumstances described in subsections (a) and (b) above shall occur within six (6) months of the final maturity of the Senior Debentures, all Senior Debentures shall be redeemed on the earliest practicable date at a price equal to the principal amount thereof plus interest accrued to the redemption date.

Except as provided in subsection (c) above, Issuer may exercise the option reserved in Section 3.08 of the Indenture only within six (6) months following the date that a condition has occurred which gives rise to a right of redemption under the Indenture. In the event that less than all of the Senior Debentures are redeemed by operation of the foregoing, the Senior Debentures shall be redeemed in accordance with Section 3.03.

Section 3.09 Optional Redemption of the Senior Debentures. The Senior Debentures are subject to redemption at the option of Issuer, in part on any Payment Date and in whole at any time, at a redemption price equal to the principal amount of the Senior Debentures then Outstanding to be redeemed, plus accrued interest to such date (less than all of such Senior Debentures to be selected as provided in Section 3.03 of the Indenture), which date shall be the first day of the month, or Payment Date (as applicable), succeeding such direction from Issuer for which notice of redemption may be given. Any such optional redemption may be made by the Issuer with funds, in whole or in part, that have been deposited into the Sinking Fund pursuant to Section 5.02.

In case of any such optional redemption, Issuer shall, at least thirty (30) calendar days prior to the redemption date (unless a shorter notice shall be satisfactory to Trustee), deliver a Written Request to Trustee notifying Trustee of such redemption date and of the principal amount of Senior Debentures to be redeemed plus accrued interest thereon to the date of redemption, but without premium. In the event that less than all of the Senior Debentures are redeemed by operation of the foregoing, the Senior Debentures to be redeemed shall be selected by Trustee in inverse order from the date of delivery of the Senior Debentures.

Section 3.10 Mandatory Redemption of the Senior Debentures from Certain Proceeds. The Senior Debentures are subject to mandatory redemption upon a Written Request (which Written Request shall be compulsory) from Issuer to Trustee as a whole or in part at the principal amount thereof plus accrued interest thereon to the date of redemption, but without premium, from the net proceeds of any insurance policy or condemnation award remaining after the repair, replacement, or improvement of all or any portion of the Drilling Equipment and the payment by (or reimbursement to) Issuer of the costs and expenses of collecting such proceeds or award, or from net proceeds of the sale or other disposition of the Drilling Equipment remaining after the payment by (or reimbursement to) Issuer of the costs of such sale or other disposition, in the amount certified in the Written Request by Issuer to Trustee. The redemption date shall be the earliest practicable date selected by Trustee at the direction of Issuer. The Senior Debentures shall be redeemed in accordance with Section 3.03. Any excess amount shall be used to pay principal on the Senior Debentures, on the first Payment Date on or after said redemption date.

Section 3.11 Extraordinary Mandatory Redemption Upon Occurrence of a Change in Control. Upon the occurrence of a Change in Control, the Senior Debentures shall be redeemed in whole at a redemption price equal to one hundred percent (100%) of the principal amount of the Senior Debentures being redeemed, plus accrued interest to the date of redemption, on the earliest date for which notice of redemption can be given in accordance with the provisions of this Indenture upon delivery of a Written Request to Trustee notifying Trustee of such redemption date. With respect to redemption required by this Section 3.11 upon the occurrence of a Change in Control, each Senior Debenture Holder may waive the obligation of the Issuer to redeem the Senior Debentures of the Holder in a written waiver delivered to Trustee within thirty (30) days following the Holder’s receipt of notice; provided, that, if more than seventy-five percent (75%) of the Holders waive redemption following a Change in Control, then the Issuer shall not be required to redeem any of the Senior Debentures.

In the event that less than all of the Senior Debentures are redeemed by operation of the foregoing, the Senior Debentures shall be redeemed in accordance with Section 3.03.

Section 3.12 Dutch Auction. Provided there is not less than $250,000 in the Sinking Fund, Issuer shall conduct a Dutch Auction in accordance with the procedures set forth on Exhibit E to purchase Senior Debentures, no less than once in each calendar year, using available funds in the Sinking Fund and, at the Issuer’s sole discretion, the Debt Service Escrow Account; provided that, the Issuer may, at its election, conduct an initial Dutch Auction as soon as practicable after the Effective Date regardless of whether there are any funds in the Sinking Fund. Issuer shall be required to purchase Senior Debentures with available funds in the Sinking Fund if the price offered is equal to or less than 75% of the then outstanding principal indebtedness under the Senior Debenture; Issuer may, without obligation and at its sole discretion, use available funds in the Debt Service Escrow Account to purchase Senior Debentures. Issuer may, at its option, conduct additional Dutch Auctions during the calendar year using funds in Debt Service Escrow Account, the Sinking Fund or both to purchase Senior Debentures in such Dutch Auctions. To the extent funds are available following a Dutch Auction after the purchase of all Senior Debentures submitted for purchase at a price equal to or less than 75% of the then outstanding principal indebtedness thereon, Issuer may, at its option, conduct a Dutch Auction using available funds in the Sinking Fund and, at the Issuer’s sole discretion, the Debt Service Escrow Account, for purposes of purchasing a portion of the Junior Debentures but without any obligation on Issuer to purchase at any price. The selection of the interests of owners beneficial interests in the Senior Debentures to be purchased pursuant to a Dutch Auction while the Senior Debentures are issued in book-entry form and represented by a global security registered in the name of DTC or its nominee shall be made in accordance with the procedures of DTC (which procedures may be supplemented by agreements or arrangements with respect thereto between or among two or more of the Issuer, the Trustee and DTC) and, if the owner of such beneficial interest is not a direct participant of DTC, the procedures of the direct participant through which such owner holds its interest. Any Dutch Auction for Junior Debentures may be conducted concurrently with, and as part of, a Dutch Auction for the Senior Debentures. Issuer may, but is not obligated to, also use other funds available to it to purchase either Senior Debentures or, without regard to whether all Senior Debentures submitted for purchase in such Dutch Auction at a price equal to or less than 75% of the then outstanding principal indebtedness thereon have been purchased, Junior Debentures pursuant to any Dutch Auction. All Senior Debentures and Junior Debentures purchased by Issuer pursuant to each Dutch Auction shall be cancelled and retired in accordance with Section 2.10 hereof and the provisions of the Junior Debentures therefor, respectively.

Section 3.13 Offer to Tender. Issuer shall have, at its option, the right to conduct a tender offer for the purchase from the Holders of the Senior Debentures at a price set by the Issuer; provided that such offer shall be made to all Holders of the Senior Debentures on the same terms and conditions, and further provided that the tenders of units of the Senior Debentures by the Holders of the Senior Debentures are accepted as nearly as practicable pro rata by the Issuer from amounts in the Sinking Fund or Debt Service Escrow Account; provided, that the acceptance of tenders while the Senior Debentures are issued in book-entry form and represented by a global securely registered in the name of DTC or the nominee shall be made in accordance with the procedures of DTC with respect thereto, including any agreements or arrangements with respect thereto between or among two or more of the Issuer, the Trustee and DTC. Any Senior Debentures so tendered and redeemed shall be cancelled and retired in accordance with Section 2.10 hereof.

Section 3.14 Deduction of Prior Indenture Trustee Claim from Redemption or Purchase Price of Senior Debentures. To the extent any Senior Debentures are redeemed or purchased pursuant to Sections 3.08, 3.09, 3.10, 3.11, 3.12 or 3.13 prior to payment in full of the Prior Indenture Trustee Claim, then the proportionate amount of the Prior Indenture Trustee Claim then outstanding shall be paid by the Holders of such Senior Debentures so redeemed or purchased (determined in the case of each of the Senior Debentures purchased pursuant to

Section 3.12 based on the undiscounted principal amount then outstanding on the Senior Debentures being acquired pursuant to Section 3.12) and the Trustee (or dealer manager or paying agent or other appropriate person receiving and remitting funds to the holders of the Senior Debentures in connection with such transactions) is authorized to withhold such necessary amounts therefor from the amounts due such Holders and remit such amounts to the Prior Indenture Trustee in payment of the Prior Indenture Trustee Claim.

ARTICLE IV.

GENERAL COVENANTS

Section 4.01 Payment of Principal, Premium, if any, and Interest. Issuer covenants that it will promptly pay or cause to be paid the principal of and premium, if any, and interest on every Senior Debenture issued under this Indenture at the place on the dates and in the manner provided herein and in the Senior Debentures according to the true intent and meaning thereof. The principal, premium, if any, and interest are general obligations of Issuer payable from the Trust Estate, which is hereby specifically pledged to the payment thereof in the manner and to the extent herein specified, and from any other funds or assets of Issuer other than the Trust Estate.

Section 4.02 Performance of Covenants. Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Senior Debenture executed, authenticated and delivered hereunder, and in all ordinances pertaining hereto. Issuer covenants that it is duly authorized under the laws of the State of Mississippi, including, particularly, and without limitation, the Authorizing Instruments, to issue the Senior Debentures authorized hereby and to execute this Indenture and to make the pledge and covenants in the manner and to the extent herein set forth, that all action on its part for the issuance of the Senior Debentures and the execution and delivery of this Indenture has been duly and effectively taken, and that the Senior Debentures in the hands of the Holders and Owners thereof are and will be valid and enforceable obligations of Issuer according to the import thereof.

Section 4.03 Instruments of Further Assurance. Issuer covenants that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indenture or indentures supplemental hereto and such further acts, instruments and transfers as Trustee may reasonably request for better assuring, transferring, mortgaging, pledging, assigning and confirming unto Trustee the Trust Estate.

Section 4.04 Recordation and Filing. The Issuer shall have the responsibility to file any and all financing or continuation statements or recording any documents or instruments (including but not limited to the Indenture and Security Agreement) in any public office at any time or times or otherwise perfecting any security interest in the Collateral. The Trustee and the Collateral Agent shall each be authorized to, but shall not be responsible for, filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting any security interest in the Collateral. It is expressly agreed, to the maximum extent permitted by applicable law, that the Trustee and Collateral Agent shall have no responsibility for (i) monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (iii) taking any action to protect against any diminution in value of the Collateral. Notwithstanding the foregoing, Issuer authorizes Trustee to record and file any and all financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting any security interest in the Collateral.

Section 4.05 Inspection of Books and Collateral; Accounting. All books and documents in the possession of Issuer relating to the Drilling Equipment and the Collateral and all Books and Records of Issuer shall at all reasonable times and upon reasonable advance notice be open to inspection by such accountants or other agents as Trustee may from time to time designate. At all reasonable times and upon reasonable advance notice, Trustee or its agent, shall have full access to and the right to audit, check, inspect and make abstracts and copies from each of Issuer’s books, records, audits, correspondence and all other papers relating to the Trust Estate and the operation of Issuer’s business. Trustee or its agent may enter upon any of the Issuer’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Trust Estate and any and all records pertaining thereto and to the operation of Issuer’s business; provided, however, so long as no Default or Event of Default shall have occurred and be continuing, Trustee shall provide Issuer with reasonable advance notice of such inspection. Issuer shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinions of such independent public accountant as shall then be regularly engaged by Issuer.

Section 4.06 Rates and Charges. Issuer covenants that it will use commercially reasonable efforts to maintain rates and charges, and contract its drilling rates at such a level so as to maintain Net Revenues at a level sufficient to pay the Debt Service on the Senior Debentures.

Section 4.07 Taxes, Charges and Assessments. Issuer covenants that it will file all tax returns by the due date thereof, subject to any rights of extension, and will pay on or before the due date thereof all lawful taxes, charges, assessments, imposts and governmental charges at any time levied or assessed upon or against Issuer’s Drilling Equipment, the Collateral or any part thereof; provided, however, that nothing contained in this Section 4.07 shall require Issuer to cause to be paid any such taxes, assessments, imposts or charges so long as the validity thereof is being contested in good faith and by appropriate legal proceedings.

Section 4.08 Encumbrances; Permitted Indebtedness. Issuer may incur Permitted Indebtedness and Permitted Encumbrances. Issuer covenants that it will not otherwise create or suffer to be created any other lien or charge upon the Trust Estate or any part thereof, including but not limited to the Drilling Equipment or any part thereof (other than Permitted Encumbrances) or upon the Collateral (other than Permitted Encumbrances) or any other indebtedness or encumbrance (except for unsecured trade debt incurred in the ordinary course of business), except in accordance with the provisions of this Indenture, and that, it will pay or cause to be discharged, or will make adequate provision to satisfy and discharge, within sixty (60) calendar days after the same shall accrue, all lawful claims and demands for labor, materials, supplies or other objects which, if unpaid, might by law become a lien upon the Trust Estate including the Drilling Equipment or any part thereof or upon the Collateral; provided, however, that nothing in this Section 4.08 contained shall require Issuer to pay or cause to be discharged, or make provision for, any such lien or charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings.

Upon request by Issuer, Trustee and the Collateral Agent shall execute and deliver to the lender for any Short-Term Loans such subordination agreement and other instruments as are reasonably required to evidence their agreement to subordinate their lien on the Accounts and Notes Receivable pursuant to Short-Term Loans. Such subordination agreement shall be in substantially the form of Exhibit H hereto with appropriate modification to reflect the particular terms of a Short-Term Loan, or such other form as shall be reasonably acceptable to the Trustee.

With respect to Purchase Money Security Indebtedness, without the express written consent of Trustee, Issuer covenants that, with respect to any asset purchased or financed with Purchase Money Security Indebtedness, it will be limited to $500,000 total amount of payments of principal and interest made on account of all Purchase Money Security Indebtedness for the first two years after the Effective Date. Further any and all payments made on Purchase Money Security Indebtedness shall count against the applicable on Capital Expenditure Cap. Other than as described above, from and after the issuance of any of the Senior Debentures and for so long as any of the Senior Debentures are Outstanding, Issuer shall not create or permit the creation of any lien or incur or issue any additional obligation payable in any manner, directly or indirectly, from or secured by the Trust Estate, or otherwise, whether secured or unsecured excepting Permitted Indebtedness.

Section 4.09 Insurance. Issuer covenants it will keep the Drilling Equipment insured against loss or damage, and will maintain public liability and property damage insurance against claims for bodily injury or death and damage to property occurring upon, in, or about the Drilling Equipment, in each case in an amount and against such risks as are usually insured against in connection with similar facilities and undertakings as the Drilling Equipment, and in any event for the full insurable value of the Drilling Equipment, all as more specifically set forth in Exhibit D attached hereto and incorporated herein by this reference for all purposes. All insurance required by this Section shall be maintained with reputable insurance companies selected by Issuer, which usually insure risks similar in nature and monetary exposure. Policies of insurance provided for herein shall name Trustee as an additional insured and loss payee to the extent of its interest under this Indenture. Copies of certificates of the insurance provided for herein, or summaries thereof, shall be placed on file with Trustee.

Section 4.10 Damage or Destruction; Condemnation of Drilling Equipment. Issuer covenants and agrees that in the event of damage to or destruction of the Drilling Equipment, or if all or any part of the Drilling Equipment shall be taken under the exercise of eminent domain, it will immediately notify Trustee.

All insurance money paid or net amounts awarded shall be paid to Issuer, and Issuer shall proceed to restore, repair, replace or rebuild the Drilling Equipment as nearly as possible to the condition they were in immediately prior to such damage or condemnation, to the extent that the same may be feasible, subject to such alterations as Issuer may elect to make. If the insurance money or net amounts awarded shall be insufficient to pay all costs of the restoration, Issuer shall pay the deficiency and shall nevertheless proceed to complete the restoration and pay the cost thereof. Any balance of the insurance or condemnation proceeds remaining over and above the cost of the restoration shall be considered part of the Trust Estate hereunder. Issuer’s obligations to make all payments set forth herein and to perform all other covenants and agreements on its part to be performed shall not be affected by any such damage or destruction or condemnation.

Notwithstanding the foregoing provisions of this Section, Issuer shall not be required to repair, restore, replace or rebuild the Drilling Equipment, or any part thereof, if Issuer shall elect pursuant to Section 3.08 above to redeem prior to maturity on the next possible redemption date such portion of the Senior Debentures then Outstanding which may be redeemed with such proceeds (taking into account accrued interest to the redemption date, and all charges, fees and expenses necessarily incurred and required to be incurred in connection with such redemption). In that event, the proceeds of all insurance or condemnation awards shall be placed in and become part of the Senior Debenture Fund.

Section 4.11 Gross Pledgable Revenues to Be Used As Provided In Indenture. Issuer covenants that no Gross Pledgable Revenues will be used for any purpose other than as provided in this Indenture, and that no contract or contracts will be entered into or any action taken by which the rights of Trustee or of the Senior Debenture Holders might be impaired or diminished. Issuer further covenants that it will adopt such resolutions and such rules and regulations as may be necessary or appropriate to carry out the obligations of Issuer under the provisions of this Indenture and the Authorizing Instruments.

Section 4.12 Accounting; Continuing Disclosure. Issuer covenants that it will keep the funds and accounts created hereunder separate from all other funds and accounts of Issuer, and that it will keep accurate records of all items of cost and of all expenditures relating to the Drilling Equipment, and of the collection and application of Accounts and Notes Receivable, in accordance with GAAP. Such records and accounts shall be open to inspection by Trustee under reasonable circumstances and upon reasonable prior notice given by Trustee to Issuer.

Issuer covenants that, at the end of each Fiscal Quarter, it will cause its quarterly and year to date Financial Statements (or in the case of statements with respect to the end of its fourth Fiscal Quarter, annual Financial Statements) to be prepared and provided to the Trustee and will distribute (or cause to be distributed) such quarterly and year to date Financial Statements to the Senior Debenture Holders, within the time periods that would be applicable to the Issuer if the Issuer were required to file such reports under Section 13(a) or 15(d) of the Exchange Act as a nonaccelerated filer.

Issuer covenants that, at the end of each Fiscal Year, it will cause its annual Financial Statements to be prepared in accordance with its customary practices and in accordance with GAAP for that Fiscal Year pertaining to the Drilling Equipment, Contracts and Accounts and Notes Receivable by a Qualified Accountant, and will provide its annual audited Financial Statements and such other information as may be reasonably requested by Trustee and will distribute such annual information for distribution to the Senior Debenture Holders. Additionally, Issuer shall provide an annual statement of capital ownership, drilling contracts and an annual budget to the Trustee.

Section 4.13 Existence. Issuer covenants that it will not, without the prior written consent of not less than seventy-five percent (75%) of the Senior Debenture Holders, sell all or substantially all of the assets of Issuer or enter into any agreement to or consummate any merger, consolidation reorganization, liquidation or other similar transaction of Issuer with any other person or entity; provided, however, so long as any such restructuring involves only the direct transfer of all of Issuer’s assets to an Affiliate and assumption of not less than one hundred percent (100%) of Issuer’s liabilities and obligations, including the liabilities and obligations of Issuer hereunder by the Affiliate, Issuer shall only be required to provide notice of such restructuring to Trustee pursuant to other provisions of this Indenture, and provided further, that if all of the Outstanding Senior Debentures are to be redeemed in connection with such transaction, no consent of the Holders of the Senior Debentures shall be required for the Issuer to effect any such transaction. From and after the issuance of any of the Senior Debentures and for so long as any of the Senior Debentures are Outstanding, Issuer shall not undertake any business or operations other than the Business, and all such revenue derived from the Business of whatever nature shall be Collateral.

Section 4.14 Maintenance of Drilling Equipment; Disposition of Drilling Equipment. Issuer covenants that it will use commercially reasonable efforts to continuously operate the Drilling Equipment in a diligent fashion in accordance with prudent practice and as a revenue-producing undertaking in compliance with all applicable laws and regulations and all the covenants and obligations under this Indenture.

Issuer further covenants that it will maintain the Drilling Equipment in sound condition and repair, that it will not sell or otherwise dispose of any property necessary to the proper operation of the Drilling Equipment or to the maintenance of the Contracts, and that it will not enter into any lease or agreement which will impair or impede the operation of the Drilling Equipment or adversely affect the rights of the Senior Debenture Holders.

Section 4.15 Prohibition Against Pledge of Trust Estate. From and after the issuance of any of the Senior Debentures and for so long as any of the Senior Debentures are Outstanding, Issuer shall not make any hypothecation, pledge, assignment, sale or grant of, Issuer’s Accounts Receivable or place any lien upon the Trust Estate other than the lien of this Indenture and Permitted Encumbrances.

Section 4.16 Sale of Assets. From and after the issuance of any of the Senior Debentures and for so long as any of the Senior Debentures are Outstanding, Issuer shall not sell, lease or otherwise dispose of or transfer assets, properties, rights or claims, including, without limitation, any Drilling Equipment, in excess of One Hundred Thousand Dollars ($100,000) in the aggregate in any twelve-month period, or sell, lease or otherwise dispose of or transfer any of its assets, properties, rights or claims not in the ordinary course of business, unless such sale, lease or other disposition is at not less than fair market value and the proceeds thereof are either re-invested in like replacement properties or deposited in the Senior Debenture Fund and applied to the redemption of Senior Debentures pursuant to Section 3.10.

Section 4.17 Reports to Trustee.

(a) The Issuer shall, and shall cause all other obligors on the Senior Debentures to, comply with Section 314(a) of the Trust Indenture Act.

(b) The Issuer shall provide to the Holders and the Trustee all such reports, information and documents which is it required to provide under this Indenture.

(c) So long as any Senior Debentures remain Outstanding, Issuer shall furnish to the Trustee, no less than annually, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Issuer as to his or her knowledge of Issuer’s compliance with the covenants and conditions of this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

(d) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, beginning with the fiscal year ending                      , 20    , a written Opinion of Counsel as to the continued perfection of the liens of the Security Documents on the Collateral, to the extent required by Section 314(b)(2) of the Trust Indenture Act.

Section 4.18 Negative Covenant Regarding Distributions. Issuer covenants that, other than Permitted Tax Distributions to Issuer’s members, no Distributions (whether referred to or accounted for as dividends, equity distributions, guaranteed payments or otherwise) shall be made to the members of Issuer, nor shall Issuer allow any member to make withdrawal from the members’ capital account, so long as any of the Senior Debentures are Outstanding.

Section 4.19 Filing and Governmental Requirements. Issuer covenants that it will comply with all material requirements from any local, state or federal government entity or agency with respect to its business and operations, including but not limited to OSHA, the IRS, the Commission, DEQ or similar entities or agencies.

Section 4.20 Management and Compensation. Issuer covenants that so long as any of the Senior Debentures are Outstanding, Ben O. Turnage shall not serve as a manager nor will Mr. Turnage participate in the daily operational management of Issuer.

Issuer may enter into long-term contracts with David “Grumpy” Farmer and/or Jeff Goodwin on or after the Effective Date to provide benefits consistent with the current benefits provided to each as of the Effective Date and that contain commercially reasonable provisions for executive-level employees and any provisions for increases in compensation shall not exceed those that are customary and commercially reasonable.

ARTICLE V.

FUNDS AND DEPOSITS

Section 5.01 Senior Debenture Fund. There is hereby created and ordered established with the Trustee a special fund, in the name of Issuer, to be designated “PDC Senior Debenture Fund” (the “Senior Debenture Fund”).

It shall be the unconditional obligation of Issuer to make payments into the Senior Debenture Fund as follows:

For payment of interest, principal and Trustee fees: on or before the Business Day immediately preceding each Payment Date, Issuer will make payments into the Senior Debenture Fund in amounts equal to the principal and interest coming due on such Payment Date as specified in Section 2.04 of this Indenture and Trustee, Collateral Agent and Paying Agent’s fees. Notwithstanding the foregoing, in the event that, with respect to any Payment Date, there are funds available to make such payment (or a portion thereof) in the Sinking Fund, the Debt Service Escrow Account, or both, then Issuer may give notice to Trustee to withdraw an amount of such funds, which when added to the amount, if any, the Issuer expects to pay into the Senior Debenture Fund on the Business Day immediately preceding such Payment Date, will be equal to the principal and interest coming due on such Payment Date as specified in Section 2.04, and Trustee shall withdraw such funds from the Sinking Fund, the Debt Service Escrow Account, or both, as specified by the Issuer, and deposit such funds into the Senior Debenture Fund for such payments. Further, in the event that Issuer is unable to make all or a portion of such payments; and there are sufficient funds to make such payment in the Sinking Fund, the Debt Service Escrow Account, or both, then Issuer shall give notice to Trustee and Trustee shall withdraw sufficient funds from the Sinking Fund, the Debt Service Escrow Account, or both, and deposit such funds into the Senior Debenture Fund for such payments.

All monies in the Senior Debenture Fund shall be used solely for the purpose of paying Debt Service on the Senior Debentures or for any redemption of the Senior Debentures, plus Trustee’s, Collateral Agent’s and Paying Agent’s fees, except as herein specifically provided (including, without limitation, the provisions for payment of the Prior Indenture Trustee Claim). Upon Written Request from Issuer, Trustee shall withdraw from the Senior Debenture Fund, on the date of any principal or interest payment, an amount equal to the amount of such payment for the sole purpose of paying the same and Trustee’s, Collateral Agent’s and Paying Agent’s fees, which direction Trustee hereby accepts.

Section 5.02 Sinking Fund. There is hereby created and ordered established with the Trustee a special fund, in the name of Issuer, to be designated “PDC Senior Debenture Sinking Fund” (the “Sinking Fund”). Subject to the provisions of Section 5.04 that Excess Cash may be deposited in the Sinking Fund only if the Debt Service Escrow Account is fully funded, the Issuer shall deposit all Excess Cash into the Sinking Fund. If the balance in the Sinking Fund is not fully used pursuant to the provisions of this Indenture in any one year, then the funds in the Sinking Fund will remain in the Sinking Fund and the balance is used for the next year in accordance with the terms of this Indenture or may be used by Issuer to redeem or purchase Senior Debentures or Junior Debentures in accordance with Sections 3.09, 3.12 or 3.13 herein.

Section 5.03 Costs of Issuance Account. There is hereby created and established with Trustee a special account within the Senior Debenture Fund, in the name of Issuer, to be designated “PDC Senior Debenture Costs of Issuance Account” (the “Costs of Issuance Account”). Issuer will deposit with Trustee the sum of approximately $                 to pay the documented costs of Trustee associated with the issuance of the Senior Debentures issued and delivered on the Closing Date for deposit into the Costs of Issuance Account. Monies at any time held in the Costs of Issuance Account shall be used for and applied solely to pay costs of issuance of the Senior Debentures, including legal, printing, publication, and Trustee and Paying Agent expenses. Payments from the Costs of Issuance Account shall be made by Trustee, upon receipt of a Written Request, signed by the Authorized Issuer Representative. Upon receipt of each such Written Request, Trustee shall pay each such item directly to the person or party entitled thereto as named in such authorization; or, if directed by Issuer, shall deliver to Issuer a check, draft or warrant in an amount sufficient for the payment thereof.

Upon delivery of a certificate of the Authorized Issuer Representative stating that all Costs of Issuance of the Senior Debentures from which monies in the Costs of Issuance Account was derived have been paid, Trustee shall transfer the balance of monies in the Costs of Issuance Account to the Senior Debenture Fund for use in the payment of principal and interest on the Senior Debentures and the Costs of Issuance Account shall be closed. Notwithstanding the foregoing, in the event that not all of the funds in the Costs of Issuance Account have been expended upon the written certificate of the Authorized Issuer Representative, as provided above, within six (6) months of the Closing, Trustee shall transfer the balance of monies in the Costs of Issuance Account to the Senior Debenture Fund for use in payment of principal and interest on the Senior Debentures on the next Payment Date and the Costs of Issuance Account shall be closed.

Section 5.04 Debt Service Escrow Account. There is hereby created and ordered established with the Trustee a special fund, in the name of Issuer, to be designated “PDC Debt Service Escrow Account” (the “Debt Service Escrow Account”). Issuer covenants to fund and maintain with Trustee the Debt Service Escrow Account. The Debt Service Escrow Account will be maintained (subject to the availability of Excess Cash) in the amount of $2,000,000 prior to any funds being deposited into the Sinking Fund and net payments in any year to the Debt Service Escrow Account shall be deducted in determining the amount of Excess Cash for that year. Funds held in the Debt Service Escrow Account may be utilized to make payments of principal and interest on the Senior Debentures in accordance with the provisions of Section 5.01 of the Indenture. At the option of the Issuer, funds held in the Debt Service Escrow account may be utilized to fund the Dutch Auction (in addition to funds held in the Sinking Fund) as well as redemption or purchase of Senior Debentures or Junior Debentures pursuant to Sections 3.09, 3.12 or 3.13.

ARTICLE VI.

SECURITY FOR THE SENIOR DEBENTURES

Section 6.01 Security for the Senior Debentures.

(a) As set forth in the Granting Clauses, the Senior Debentures are direct general obligations of Issuer, and are secured by the following: (i) a first priority perfected security interest in the Drilling Equipment; (ii) a security interest in the Collateral as defined herein; (iii) the Gross Pledgable Revenues; and (iv) all monies held in the funds and accounts created under this Indenture, including the Senior Debenture Fund (but excluding the Costs of Issuance Account), together with investment earnings thereon prior to disbursement in accordance with this Indenture, and together with all accessions, attachments, accessories, tools, parts, supplies, replacements of and additions to any of the collateral described herein, whether added now or later and all products, proceeds (including but not limited to insurance proceeds) and produce of any of the property described herein, if any. Issuer shall file a financing statement in the state filing office in the State of Mississippi and hereby grants the security interests set forth in this Section.

(b) In order to secure the obligations of the Issuer under this Indenture and the Senior Debentures, the Issuer will execute and deliver to the Collateral Agent on or prior to the Effective Date each Security Document to which it is or is to be a party that is intended to be effective upon the Effective Date and create the liens intended to be created thereunder, with the priority set forth therein and in the WSB Intercreditor Agreement, on the Collateral.

(c) The Issuer shall comply with all covenants and agreements contained in the Security Documents.

(d) Each Holder, by accepting a Senior Debenture, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of this Indenture and the Security Documents.

(e) As among the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of differences in time of issuance, sale or otherwise, as security for the obligations under this Indenture and the Senior Debentures.

(f) The Issuer will comply with Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and to the substitution therefor of any property to be pledged as Collateral for the Senior Debentures. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee.

Section 6.02 Authorization of Actions to be Taken.

(a) Each Holder, by its acceptance of the Senior Debentures, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee to execute and deliver, and to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the WSB Intercreditor Agreement and any Short-Term Loan Intercreditor Agreement, and empowers the Trustee and the Collateral Agent to bind the Holders of Senior Debentures as set forth in the Security Documents to which it is a party and the WSB Intercreditor Agreement and any Short-Term Loan Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Senior Debentures any funds collected or distributed under the Security Documents to which the Trustee or the Collateral Agent is a party and to make further distributions of such funds to the Holders of Senior Debentures according to the provisions of this Indenture.

(c) Subject to the provisions of Article X, the WSB Intercreditor Agreement and any Short-Term Loan Intercreditor Agreement, the Trustee, in its sole discretion and without the consent of the Holders of Senior Debentures, may, or at the direction of the Holders of a majority in principal amount of the Senior Debentures then Outstanding, the Trustee shall, direct on behalf of the Holders of Senior Debentures, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

foreclose upon and take possession of all Collateral pursuant to, or take any other action to enforce, the provisions of the Security Documents;

enforce any of the terms of the WSB Intercreditor Agreement, any Short-Term Loan Intercreditor Agreement and the Security Documents to which the Trustee or the Collateral Agent is a party; or

collect and receive payment of all obligations in respect of the Senior Debentures and this Indenture.

Subject to the WSB Intercreditor Agreement, any Short-Term Loan Intercreditor Agreement and Article X, the Trustee is authorized and empowered to, or direct the Collateral Agent to, institute and maintain such suits and proceedings as the Trustee may deem expedient to protect or enforce the liens on the Collateral or the other rights under the Security Documents to which the Trustee or the Collateral Agent is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of such Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens or other rights under such Security Documents or hereunder or be prejudicial to the interests of Holders or the Trustee.

Section 6.03 Determinations Relating to Collateral. In the event (i) the Trustee shall receive any Written Request from the Issuer or on any written request from the Collateral Agent under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer’s obligations with respect thereto, (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any nonperformance by the Issuer of any covenant or any breach of any representation or warranty of the Issuer set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, or direct the Collateral Agent to respond, to such request or render any requested performance or respond, or direct the Collateral Agent to respond, to such nonperformance or breach; provided that the Trustee’s right to direct the Collateral Agent to respond shall be subject to the terms of the Security Documents. The Trustee and the Collateral Agent shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the Outstanding Senior Debentures.

Section 6.04 Right of Issuer to Possess and Operate Trust Estate; Dispositions without Release. So long as no Event of Default shall exist, subject only to the express limitations of this Indenture (including the provisions of Section 6.01(f) hereof) and the Security Documents, the Issuer shall have the right, subject to the provisions of this Article VI, to possess, use, manage, operate and enjoy the Trust Estate (other than any cash and securities constituting part of the Trust Estate that are deposited with the Trustee), to use and consume such materials, equipment and supplies as may be necessary or appropriate to operate the Issuer’s business, and to collect, receive, use, invest and dispose of the rents, issues, tolls, profits, revenues and other income, products and proceeds from the Trust Estate, freely and without restriction or hindrance on the part of the Trustee or of the Holders, to alter, repair and change the position or location of any of its machinery, equipment and other property, provided, that such alterations, repairs or changes shall not materially diminish the value thereof or impair the lien of this Indenture thereon, and to deal with, exercise any and all rights under, receive and enforce performance under, modify or amend, and adjust and settle all matters relating to current performance of, chooses in action, leases and contracts.

Except as otherwise expressly provided herein, the Issuer shall have, in addition and not in limitation of the rights set forth in the preceding paragraph or otherwise, the right, at any time and from time to time if no Event of Default exists, freely and without restriction on the part of the Trustee, the Collateral Agent or of the Holders, and without any release from or consent by the Trustee or the Collateral Agent, to sell, exchange or otherwise dispose of, free from the lien of this Indenture, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the lien hereof, which may have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of the Issuer, upon substituting for the same other machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other property not necessarily of the same character but of at least equal utility to the Issuer (as determined by the Issuer) as the property disposed of, which shall forthwith become, without further action, subject to the lien of this Indenture; and no purchaser of any such property shall be bound to inquire into any question affecting the right of the Issuer to sell or otherwise dispose of the same free from the lien of this Indenture;

except as otherwise expressly limited by this Section 6.04 in the case of any particular lease or contract, to abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the lien of this Indenture; provided, that any altered or substituted leases, contracts or rights-of-way shall forthwith, without further action, become subject to the lien of this Indenture to the same extent as those previously existing;

to alter, repair, replace, change the location or position of and add to its machinery, systems, equipment, fixtures and appurtenances, including, without limitation, and, subject to the other provisions of this Indenture relating thereto, to use any Insurance Benefits for such purposes; provided, that no change shall be made in the location of any such property subject to the lien of this Indenture which removes such property into a jurisdiction in which this Indenture and any required financing or continuation statement covering security interests in such property have not been recorded, registered or filed in the manner required by law to preserve the lien of this Indenture on such property or otherwise impairs in any material respect the lien hereof; and

to deal in, sell, dispose of or otherwise use inventory which is subject to the lien of this Indenture in the ordinary course of the Issuer’s business, or collect, liquidate or otherwise dispose of accounts receivable which are subject to the lien of this Indenture in the ordinary course of the Issuer’s business or use cash proceeds of the Trust Estate subject to the lien of the Indenture (other than cash deposited or required to be deposited with the Trustee pursuant to this Indenture) in the business of the Issuer.

The Trustee shall, from time to time, execute, or direct the Collateral Agent to execute, a written instrument to evidence and confirm any action taken by the Issuer under this Section 6.04 upon receipt by the Trustee of (i) an Officers’ Certificate requesting the same and expressing any required opinions, (ii) an Officers’ Certificate stating that no Event of Default exists and that said action was duly taken in conformity with a designated clause of this Section 6.04, and (iii) an Opinion of Counsel stating that said action was duly taken by the Issuer in conformity with said clause and that the execution of such written instrument is appropriate to confirm such action under this Section 6.04.

Section 6.05 Release of Collateral.

(a) In addition to the release and discharge provided for in (i) Article VIII upon payment in full of principal, interest and all other obligations on the Senior Debentures issued under this Indenture or discharge or defeasance thereof and (ii) in Section 6.04 for dispositions permitted thereby, the liens on Collateral constituting parts of the Sinking Fund or the Debt Service Escrow Account, as applicable, securing the Senior Debentures will be released in connection with the purchase or acquisition of any Senior Debentures or Junior Debentures by the Issuer pursuant to Sections 3.09, 3.12 or 3.13 hereof. Notwithstanding the foregoing, until this Indenture is terminated, except as provided in Section 2.04, Section 5.01 and Section 5.04, no funds in the Sinking Fund or the Debt Service Escrow Account may be released for any use other than purchase, acquisition, redemption or payment of Senior Debentures or Junior Debentures

(b) Upon delivery to the Trustee of an Officers’ Certificate requesting execution of an instrument releasing the applicable funds constituting the Collateral pursuant to Section 6.05(a) accompanied by:

an Opinion of Counsel confirming that such release is permitted by Section 6.05(a);

all instruments requested by the Issuer to effectuate or confirm such release; and

such other certificates and documents as the Trustee may reasonably request to confirm the matters set forth in Section 6.05(a) and that the funds so released are applied as provided;

the Trustee shall, if such instruments and confirmation are reasonably satisfactory to the Trustee, promptly execute and deliver, or cause the Collateral Agent to promptly execute and deliver, such instruments and release the requested funds to the Issuer for use as so provided.

(c) All instruments effectuating or confirming any release of any liens will have the effect solely of releasing such liens as to the Collateral described therein, on customary terms and without any recourse, representation, warranty or liability whatsoever.

(d) The Issuer will bear and pay all costs and expenses associated with any release of Collateral pursuant to this Section 6.05, including all reasonable fees and disbursements of any attorneys or representatives acting for the Trustee or for the Collateral Agent.

(e) Any release of Collateral in accordance with the provisions of this Indenture, the Security Documents and the Trust Indenture Act will not be deemed to impair the security under this Indenture.

ARTICLE VII.

INVESTMENTS

Section 7.01 Investment of Monies. Monies held for the credit of any fund or account established under this Indenture and held by Trustee shall be invested and reinvested by Trustee upon direction of Issuer in Investment Securities. Monies held for the credit of any fund or account established under this Indenture and held by Trustee shall be invested and reinvested by the Trustee at the written direction of the Issuer in such manner as is permitted by the investment policies and procedures of Issuer. All such investments shall mature, or be subject to redemption by the holder thereof at the option of the holder, not later than the date or dates on which the money held for credit of the particular fund shall be required for the purposes intended. For all purposes hereunder, Issuer hereby instructs Trustee to invest all monies held by it pursuant to this Indenture in the U.S. Bank Money Market Account as described on Exhibit F until such time as Issuer provides alternate instruction under this Section.

Section 7.02 Investment Earnings. Investment Securities or other investments purchased with monies held in or attributable to any fund or account held by Trustee or any other bank under the provisions of this Indenture shall be deemed at all times to be a part of such fund or account and the income or interest earned, profits realized or losses suffered by a fund or account due to the investment thereof shall be retained in, credited or charged, as the case may be, to such fund or account, unless otherwise provided pursuant to this Indenture, and subject to the provisions with respect to each fund and account regarding the transfer of monies therein to any other fund or account hereunder.

Section 7.03 Valuation of Funds. In determining the value of any fund or account held by Trustee under this Indenture, Trustee shall credit Investment Securities at the fair market value thereof. No less frequently than annually, and in any event within thirty (30) calendar days prior to the end of each Fiscal Year, Trustee shall determine the value of each fund and account held by it hereunder and shall report such determination to Issuer. To the extent that any loss or reduction in value reduces the value of any fund or account to a level lower than ninety percent (90%) of the level required under this Indenture, such loss or reduction shall be replaced by Issuer.

Trustee shall sell or present for redemption any Investment Securities as necessary in order to provide money for the purpose of making any payment required hereunder, and Trustee shall not be liable for any loss resulting from any such sale.

Section 7.04 Responsibility of Trustee. Trustee shall not be responsible or liable for any loss suffered in connection with any investment of monies made by it at the direction of Issuer.

ARTICLE VIII.

DISCHARGE OF LIEN

Section 8.01 Discharge of Lien. If Issuer shall pay or cause to be paid to the Owners of the Senior Debentures all of the principal, premium, if any, and interest to become due thereon at the times and in the manner stipulated therein, and if Issuer shall keep, perform and observe all and singular the covenants and promises in the Senior Debentures and in this Indenture expressed as to be kept, performed and observed by it on its part, then these presents and the estate and rights hereby granted shall cease, and thereupon Trustee and the Collateral Agent shall cancel and discharge the lien of this Indenture and the Security Documents, and execute and deliver to Issuer such instruments in writing as shall be requisite to satisfy the lien hereof and thereof, and re-convey to Issuer the estate hereby and thereby conveyed, and assign and deliver to Issuer any property at the time subject to the lien of this Indenture and the Security Documents which may then be in its possession, including any monies remaining in any of the funds or accounts created under this Indenture (including, without limitation, the Senior Debenture Fund, the Sinking Fund and the Debt Service Escrow Account), except monies or Government Securities held by the Trustee for the payment of the principal of and premium, if any, and interest on the Senior Debentures.

Section 8.02 Senior Debentures Deemed Paid. Any Senior Debenture shall be deemed to be paid within the meaning of this Article VIII (and interest payable on any such Senior Debenture shall thereafter cease to accrue) when payment of the principal of and premium, if any, and interest on such Senior Debenture (whether at maturity or upon redemption as provided in this Indenture, or otherwise), either: (a) shall have been made or caused to be made in accordance with the terms thereof; or (b) shall have been provided for by irrevocably depositing with Trustee, in trust and irrevocably set aside exclusively for such payment, (i) monies sufficient to make such payment, (ii) obligations described in subsection (a) of the definition of Government Securities, maturing as to principal and interest in such amount and at such times as will provide sufficient monies to make such payment, or (iii) a combination of the monies and obligations described in clauses (i) and (ii), and all necessary and proper fees, compensation and expenses of Trustee and any Paying Agent pertaining to the Senior Debentures with respect to which such deposit is made shall have been paid or the payment thereof provided for to the satisfaction of Trustee and any said Paying Agent. Any deposit of monies or obligations to be irrevocably set aside for payment of the Senior Debentures shall be accompanied by a verification report prepared by a Qualified Accountant or other verification agent satisfactory to Trustee and Issuer to the effect that the payment of the principal of, premium, if any, and interest on the Senior Debentures with respect to which such deposit is being made has been provided for in the manner set forth in this Indenture.

Section 8.03 Non-Presentment of Senior Debentures. In the event any Senior Debentures shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for redemption thereof, if there shall have been deposited with Trustee for that purpose, or left in trust if previously so deposited, funds sufficient to pay the principal thereof, and premium, if any, together with all interest unpaid and due thereon, to the due date thereof, for the benefit of the Holder thereof, all liability of Issuer to the Holder thereof for the payment of the principal thereof, premium if any, and interest thereon, shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of Trustee to hold, subject to applicable escheat laws, such fund or funds, without liability for interest thereon, for the benefit of the Holder of such Senior Debenture, who shall thereafter be restricted exclusively to such fund or funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, the Senior Debenture. Interest on any such Senior Debenture shall cease to accrue upon the deposit of funds as described in this Section 8.03.

ARTICLE IX.

DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND SENIOR DEBENTURE

HOLDERS

Section 9.01 Events of Default. Each of the following (a) – (c) is an “Event of Default” under the Indenture if the Issuer has not cured such default within a thirty (30) day period (“Cure Period”) from the occurrence of such default:

(a) Default in the due and punctual payment of the interest on any Senior Debenture;

(b) Default in the due and punctual payment of the principal of or premium, if any, on any Senior Debenture, whether on the Payment Date or at the stated maturity thereof, or upon proceedings for redemption thereof, or upon the maturity thereof by declaration; and

(c) Default in the payment of any other amount required to be paid under this Indenture;

Each of the following (d) – (f) is an “Event of Default” under the Indenture if the Issuer has not cured such default within a thirty (30) day period (“Cure Period”) after written notice is given to the Issuer specifying such default:

(d) Default in the performance or observance of any other of the material covenants, agreements or conditions contained in the Indenture or in the Senior Debentures;

(e) The filing of any lien, other than those permitted by this Indenture, upon the Drilling Equipment and the Collateral, or the filing of a petition in bankruptcy by or against Issuer under the United States Bankruptcy Code or the commencement of a proceeding by or against Issuer under any other law concerning insolvency, reorganization or bankruptcy and the failure or inability of Issuer to have any such lien removed or released or such petition dismissed within a period of thirty (30) calendar days after the filing thereof; and

(f) Default by Issuer under the WSB Intercreditor Agreement or Security Agreement.

Notwithstanding the obligation to cure an Event of Default under Section 9.01(d) - Section 9.01(f) during the Cure Period, the Issuer shall not be required to cure during the Cure Period so long as: (i) the Issuer is making and continues to make commercially reasonable good faith efforts to cure such default and has provided written evidence thereof during the Cure Period to the Trustee; or (ii) the Issuer is contesting in good faith by appropriate proceedings the amount of taxes due and owing (if the default relates to the payment of taxes).

The term “default” as used above shall also mean and include any default by Issuer in the performance or observance of any of the covenants, agreements or conditions on its part contained in this Indenture and the Outstanding Senior Debentures hereunder exclusive of any period of grace required to constitute an “Event of Default” as hereinabove provided.

Section 9.02 Acceleration. Upon the occurrence of an Event of Default, Trustee shall, by notice in writing delivered to Issuer, declare the principal of all the Senior Debentures then Outstanding, together with any premium and the interest accrued thereon, immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. Pursuant to Section 10.01(a) the Trustee may seek the advice of professionals to determine that an Event of Default has occurred and shall be protected in relying on such advice.

Section 9.03 Other Remedies; Rights of Senior Debenture Holders. Upon the occurrence of an Event of Default, Trustee may, as an alternative, pursue any available remedy by suit at law or in equity, including, without limitation, mandamus to enforce the payment of the principal of and premium, if any, and interest on the Senior Debentures then Outstanding hereunder.

If an Event of Default shall have occurred, Trustee shall be obligated to exercise such one or more of the rights and powers conferred upon it by this Section 9.03 as Trustee, being advised by counsel, shall deem most expedient in the interests of the Senior Debenture Holders.

No remedy by the terms of this Indenture conferred upon or reserved to Trustee (or to the Senior Debenture Holders) is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

No waiver of any default or Event of Default hereunder, whether by Trustee or by the Senior Debenture Holders, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

Section 9.04 Right of Senior Debenture Holders to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the Holders of a majority in aggregate principal amount of the Senior Debentures Outstanding hereunder shall have the right, at any time, by an instrument or instruments in writing executed and delivered to Trustee, (a) to direct the time, method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceeding hereunder; provided, that, such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture and (b) on behalf of all Holders, consent to the waiver of any past default and its consequences, subject to any limitations on amendments to this Indenture set forth in Article XI hereof.

Section 9.05 Appointment of Receiver. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of Trustee and of the Senior Debenture Holders under this Indenture, Collateral Agent, at the direction of the Trustee, shall be entitled to the appointment of a receiver or receivers of Issuer’s Drilling Equipment and Collateral and of the tolls, rents, accounts and notes receivable, revenues, issues, earnings, income, products and profits thereof, including, without limitation, the Trust Estate, pending such proceedings with such powers as the court making such appointment shall confer.

Section 9.06 Waiver. In case of an Event of Default on its part, as aforesaid, to the extent that such rights may then lawfully be waived, neither Issuer nor anyone claiming through Issuer or under Issuer shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or thereafter in force, in order to prevent or hinder the enforcement of this Indenture, but Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws and all right of appraisement and redemption to which it may be entitled under the laws of the State.

Section 9.07 Application of Monies. Available monies remaining after discharge of costs, charges and liens prior to this Indenture, shall be applied by Trustee as follows:

(a) Unless the principal of all the Senior Debentures shall have become or shall have been declared due and payable, all such monies shall be applied:

First: To the payment of any fees and expenses of Trustee as may be due and owing or incurred by Trustee in connection with the performance of its obligations hereunder;

Second: To the payment to the Persons entitled thereto of all installments of interest then due on any of the Senior Debentures, in the order of the maturity of the installments of such interest, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or privilege;

Third: To the payment to the Persons entitled thereto of the unpaid principal of any of the Senior Debentures which shall have become due (other than Senior Debentures called for redemption for the payment of which monies are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Senior Debentures from the respective dates upon which they become due, and, if the amount available shall not be sufficient to pay in full the Senior Debentures due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the Persons entitled thereto without any discrimination or privilege of any Senior Debenture over any other Senior Debenture and without preference or priority of principal over interest or of interest over principal; and

Fourth: To Issuer.

(b) If the principal of all the Senior Debentures shall have become due or shall have been declared due and payable, all such monies shall be applied first to the payment of any fees and expenses of Trustee as may be due and owing or incurred by Trustee in connection with the performance of its obligations hereunder, and secondly to the payment of the interest then due and unpaid upon the Senior Debentures, and then to the payment of the principal then due and unpaid upon the Senior Debentures, in each case without preference or priority of any Senior Debenture over any other Senior Debenture, ratably, according to the amounts due respectively for principal and interest, to the Person entitled thereto.

(c) If the principal of all the Senior Debentures shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article IX then, subject to the provisions of paragraph (b) of this Section 9.07, in the event that the principal of all the Senior Debentures shall later become due or be declared due and payable, the monies shall be applied in accordance with the provisions of paragraph (a) of this Section 9.07.

Whenever monies are to be applied by Trustee pursuant to the provisions of this Section 9.07, such monies shall be applied by it at such times, and from time to time, as it shall determine, having due regard to the amount of such monies available for application and the likelihood of additional monies becoming available for such application in the future. Whenever Trustee shall apply such funds, it shall fix the date (which shall be a Payment Date unless otherwise directed by a majority in aggregate principal amount of the Senior Debenture Holders) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. Trustee shall give such notice as it may deem appropriate of the deposit with it of any such monies and of the fixing of any such date and shall not be required to make payment to the holder of any Senior Debenture until such Senior Debenture shall be presented to Trustee for appropriate endorsement or for cancellation if fully paid.

Section 9.08 Remedies Vested in Trustee. All rights of action (including the right to file proof of claim) under this Indenture or under any of the Senior Debentures may be enforced by Trustee without the possession of any of the Senior Debentures or the production thereof in any trial or other proceeding relating thereto, and any such suit or proceeding instituted by Trustee shall be brought in its name as Trustee, without the necessity of joining as plaintiffs or defendants any holders of the Senior Debentures hereby secured, and any recovery of judgment shall be for the equal benefit of the holders of the Outstanding Senior Debentures.

Section 9.09 Rights and Remedies of Senior Debenture Holders. No holder of any Senior Debenture shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless a default has occurred of which Trustee has been notified as provided in subsection (g) of Section 10.01, below, or of which by said subsection it is deemed to have notice, nor unless such default shall have become an Event of Default and the holders of fifty percent (50%) in aggregate principal amount of Senior Debentures Outstanding hereunder shall have made written request to Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they have offered to Trustee indemnity as provided in Section 10.01, below, nor unless Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of Trustee, to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Senior Debentures shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by action of the holder or holders or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, held and maintained in the manner herein provided for the equal benefit of the holders of all Senior Debentures Outstanding hereunder. Nothing in this Indenture contained shall, however, affect or impair the right of any Senior Debenture Holders to enforce the payment of the principal of and premium, if any, and interest on any Senior Debentures at and after the maturity thereof, or the obligation of Issuer to pay the principal of and premium, if any, and interest on each of the Senior Debentures issued hereunder to the respective holders thereof at the time and place in said Senior Debentures expressed.

Section 9.10 Termination of Proceedings. In case Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Trustee, then and in every such case Issuer and Trustee shall be restored to their former positions and rights hereunder with respect to the property herein conveyed, and all rights, remedies and powers of Trustee shall continue as if no such proceedings had been taken, except to the extent Trustee is legally bound by such adverse determination.

Section 9.11 Waivers of Events of Default. Trustee may, and upon the written request of the Senior Debenture Holders of not less than a majority in principal amount of all Senior Debentures Outstanding hereunder shall, waive any Event of Default hereunder and its consequences and rescind any declaration of maturity of principal; provided, however, there shall not be waived any Event of Default described in clause (a), (b), or (c) of the first paragraph of Section 9.01 hereof, unless prior to such waiver or rescission a Supplemental Indenture is executed as provided for in Section 11.02 or all arrears of principal and interest (due otherwise than by declaration), and all expenses of Trustee and Paying Agent, shall have been paid or provided for. In case of any such waiver or rescission Issuer, Trustee and the Senior Debenture Holders shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right subsequent thereon.

Section 9.12 Rights of Holders of Senior Debentures to Receive Payment. The right of any Holder of a Senior Debenture to receive payment of principal of or interest on such Senior Debenture or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed in the Senior Debenture, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder, except to the extent that the institution or prosecution thereof or the entry of judgment thereon would, under applicable law, result in the surrender, impairment, waiver or loss of any lien of required in accordance with the terms hereof. Nothing contained herein, however, shall impair the right of the Trustee to have standing to seek recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of and interest remaining unpaid on the Senior Debentures.

Section 9.13 Collection Suit by Trustee. If an Event of Default specified in Section 9.01 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of and interest remaining unpaid on the Senior Debentures.

Section 9.14 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Debentures allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Senior Debentures), its creditors or its property. The Trustee shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee. If the Trustee consents to the making of such payments directly to the Holders, any custodian shall pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the terms hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the terms hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a llien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.15 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees and expenses, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.15 does not apply to a suit by a Holder to enforce payment of principal of or interest on any Senior Debenture on the respective due dates, or a suit by Holders of more than 10% in principal amount of the Outstanding Senior Debentures.

ARTICLE X.

TRUSTEE AND PAYING AGENTS

Section 10.01 Acceptance of Trusts. Trustee hereby accepts the trust imposed upon it by this Indenture and agrees to perform said trust, but only upon and subject to the following expressed terms and conditions:

(a) Trustee may execute any of the trusts or powers hereof and perform any duties required of it by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trusts hereof and its duties hereunder, and may in all cases pay reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. Trustee may act upon the opinion or advice of any attorney, surveyor, engineer or accountant selected by it in the exercise of reasonable care, or, if selected or retained by Issuer prior to the occurrence of a default of which Trustee has been notified as provided in subsection (g) of this Section 10.01, or of which by said subsection Trustee is deemed to have notice, approved by Trustee in the exercise of such care. Trustee shall not be responsible for any loss or damage resulting from an action or non-action in accordance with any such opinion or advice. Trustee has the right, but not the obligation, to seek the direction of the Senior Debenture Holders and receiving indemnity satisfactory to the Trustee from the Senior Debenture Holders, before exercising any of the powers or performing any of the duties required of it under this Indenture.

(b) Trustee shall not be responsible for any recital herein, or in the Senior Debentures (except in respect to the certificate of Trustee endorsed on such Senior Debentures), or collecting any insurance monies, or for the validity of the execution by Issuer of this Indenture or of any supplemental indentures or instruments of further assurance, or for the sufficiency of the security, including, without limitation, for the Senior Debentures issued hereunder or intended to be secured hereby, or otherwise as to the maintenance of the security hereof; except, that, in the event Trustee enters into possession of a part or all of the property herein conveyed pursuant to any provision of this Indenture, it shall use due diligence in preserving such property; and Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions and agreements aforesaid as to the condition of the property herein conveyed.

(c) [Reserved.]

(d) Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it, in the exercise of reasonable care, to be genuine and correct and to have been signed or sent by the proper Person or Persons. Any action taken by Trustee pursuant to this Indenture upon the request or authority or consent of the Owner of any Senior Debenture secured hereby, shall be conclusive and binding upon all future Owners of the same Senior Debenture and upon the Senior Debentures issued in exchange therefor or in place thereof.

(e) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, Trustee shall be entitled to rely upon a certificate of Issuer signed by its Authorized Issuer Representative as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which it has been notified as provided in subsection (g) of this Section 10.01, or of which by that subsection it is deemed to have notice, and shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction, or action is necessary or expedient, but may at its discretion, at the reasonable expense of Issuer, in every case secure such further evidence as it may think necessary or advisable but shall in no case be bound to secure the same. Trustee may accept a certificate of the Authorized Issuer Representative of Issuer to the effect that a resolution in the form therein set forth has been adopted by Issuer as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.

(f) The permissive right of Trustee to do things enumerated in this Indenture shall not be construed as a duty of Trustee, and Trustee shall be answerable only for its own gross negligence or willful misconduct.

(g) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders and Collateral Agent a notice of the Default or Event of Default within 90 days after it occurs; provided that, except in the case of a Default or Event of Default in payment of principal of or interest on any Senior Debenture, the Trustee may withhold the notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Senior Debentures. Notice to Holders under this Section 10.01(g) will be given in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act.

(h) Trustee shall not be liable for any debts contracted or for damages to Persons or to personal property injured or damaged, or for salaries or non-fulfillment of contracts during any period in which it may be in the possession of or managing the real and tangible personal property of the Trust Estate.

(i) At any and all reasonable times and upon reasonable advance written notice, Trustee (and its duly authorized agents, attorneys, experts, engineers, accountants and representatives), shall have the right fully to inspect any and all of the property herein conveyed, including all books, papers and records of Issuer, the Drilling Equipment, the Collateral, and the Senior Debentures, and to make copies and take such notes in regard thereto as may be desired; provided that such right to inspection shall be subject to Trustee obtaining such third party consents as may be reasonably required with respect to any portion of the Drilling Equipment or Collateral that is not located on the Issuer’s premises.

(j) Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

(k) Notwithstanding anything elsewhere in this Indenture contained, Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Senior Debentures, the withdrawal of any cash, the release of any property, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by Trustee, deemed desirable for the purpose of establishing the right of Issuer to the authentication of any Senior Debentures, the withdrawal of any cash, the release of any property, or the taking of any other action by Trustee.

(l) Before taking any action hereunder, Trustee may require that it be furnished an indemnity satisfactory to it for the reimbursement to it of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from the gross negligence or willful misconduct of Trustee, by reason of any action so taken by Trustee, and Trustee shall have no obligation to take any action hereunder unless it has received such indemnity.

(m) No implied covenants or obligations shall be read into this Indenture against Trustee.

(n) In case an Event of Default has occurred and is continuing, Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(o) No provision of this Indenture shall be construed to relieve Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except, that:

Trustee shall not be liable except for the duties as are specifically set out in this Indenture;

Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates or opinions conforming to the requirements set forth in this Indenture; and

Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the majority in principal amount of the Outstanding Senior Debentures in accordance with this Indenture, relating to the time, method, and place of conducting any proceeding for any remedy available to Trustee, or exercising any trust or power conferred upon Trustee, under this Indenture.

(p) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the eligibility of or affording protection to Trustee shall be subject to the provisions of this Section.

(q) Trustee shall not be liable for interest on any money received by it.

(r) No provision of this Indenture shall require Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In determining that such repayment or indemnity is not reasonably assured to it, Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Trust Estate pursuant to the terms hereof.

(s) Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(t) Trustee shall be entitled to the rights, immunities and protections set forth in Article X hereof in the exercise or performance of its duties, rights and obligations under the Indenture and any other documents executed in connection therewith.

(u) Except during the continuance of an Event of Default:

the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

(v) Trustee shall pay from the Senior Debenture Fund the Prior Indenture Trustee Claim upon written request therefor signed by the Prior Indenture Trustee and the Issuer (which may be a continuing request) and accompanied by documentation of the Prior Indenture Trustee Claim in accordance with the provisions of Section 2.15 hereof.

Section 10.02 Fees, Charges and Expenses of Trustee and Paying Agents. Trustee and any Paying Agent shall be entitled to payment and/or reimbursement by Issuer for their fees set forth in Exhibit B for services rendered hereunder, and all advances, counsel fees and other expenses reasonably and necessarily made or incurred in and about the execution of the trusts created by this Indenture, including but not limited to legal fees and expenses and other costs incurred in connection with protection of the Trust Estate, pursuit of an Event of Default, negotiations regarding a workout, or otherwise. Upon an Event of Default by Issuer, but only upon an Event of Default, Trustee shall have a first lien with right of payment prior to payment on account of principal of any Senior Debenture issued hereunder upon the Trust Estate for such reasonable and necessary fees, charges, and expenses incurred by Trustee, including but not limited to reasonable attorneys’ fees and costs.

Trustee’s fee schedule shall be as set forth in Exhibit B, attached hereto. Such fees are to be paid into the Senior Debenture Fund by Issuer and Issuer’s payments under Section 2.04 of this Indenture.

Issuer agrees to indemnify Trustee and its agents for, and to hold them harmless against, any loss, liability, or expense incurred without gross negligence or bad faith on Trustee’s or any such agent’s part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

Section 10.03 [Reserved].

Section 10.04 Intervention by Trustee. In any judicial proceeding to which Issuer is a party and which in the opinion of Trustee and its counsel has a substantial bearing on the interests of the Holders of the Senior Debentures issued hereunder, Trustee shall intervene on behalf of Senior Debenture Holders if requested in writing to do so by the Holders of at least fifty percent (50%) of the aggregate principal amount of Senior Debentures Outstanding hereunder. The rights and obligations of Trustee under this Section 10.04 are subject to the approval of the court having jurisdiction in the premises.

Section 10.05 Merger or Consolidation of Trustee. Any bank or trust company to which Trustee may be merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any bank or trust company resulting from any such sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor trustee hereunder and vested with an of the title to the whole property or Trust Estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed, or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such successor trustee shall be otherwise qualified and eligible under this Article X.

Section 10.06 Replacement of Trustee

(a) (i) The Trustee may resign at any time by written notice to the Issuer.

(ii) The Holders of a majority in principal amount of the Outstanding Senior Debentures may remove the Trustee by written notice to the Trustee and the Issuer.

(iii) If the Trustee is no longer eligible under Section 10.11 or in the circumstances described in Section 310(b) of the Trust Indenture Act, any Holder that satisfies the requirements of Section 310(b) of the Trust Indenture Act may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.

(iv) The Issuer may remove the Trustee if: (A) the Trustee is no longer eligible under Section 10.11; (B) the Trustee is adjudged bankrupt or insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor trustee will become effective only upon the successor trustee’s acceptance of appointment as provided in this Section 10.06.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Senior Debentures may appoint a successor trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor trustee. If the successor trustee does not deliver its written acceptance within 30 days after the retiring trustee resigns or is removed, the retiring trustee, the Issuer or the Holders of a majority in principal amount of the Outstanding Senior Debentures may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(c) A successor trustee shall deliver a written acceptance of its appointment to the retiring trustee and to the Issuer. Thereupon, (i) the retiring trustee shall transfer, upon payment of its fees and expenses hereunder, all property held by it as Trustee to the successor trustee, subject to the Lien provided for in Section 10.02, (ii) the resignation or removal of the retiring trustee shall become effective, and (iii) the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor trustee, the Issuer will execute any and all instruments for fully and vesting in and confirming to the successor trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor trustee to all Holders, and include in the notice the name of the successor trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section 10.06, the Issuer’s obligations under Section 10.02 will continue for the benefit of the retiring trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Section 310(b) of the Trust Indenture Act.

Section 10.07 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Senior Debentures and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee. Any Paying Agent, Registrar or Collateral Agent may do the same with like rights. However, the Trustee is subject to Sections 310(b) and 311 of the Trust Indenture Act. For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act:

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 10.08 [Reserved].

Section 10.09 [Reserved].

Section 10.10 Reliance Upon Instruments. The resolutions, opinions, certificates and other instruments provided for in this Indenture may be accepted and relied upon by Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to Trustee for its actions taken hereunder.

Section 10.11 Appointment of Co-Trustee. Issuer and Trustee shall have power to together appoint another corporation or one or more Persons approved by Trustee and Issuer, either to act as co-trustee or co-trustees jointly with Trustee of all or any of the property subject to the lien hereof with such powers as may be provided in the instrument of appointment and to vest in such corporation or Person or Persons as such co-trustee any property, title, right or power deemed necessary or desirable. Should any deed, conveyance or instrument in writing from Issuer be required by the co-trustee so appointed for more fully and certainly vesting in and confirming to such co-trustee such properties, rights, powers, trusts, duties and obligations, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by Issuer. Every such co-trustee shall, to the extent permitted by law, be appointed subject to the following provisions and conditions, namely:

(a) The Senior Debentures shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon Trustee in respect of the custody of all money and securities pledged or deposited hereunder, shall be exercised solely by Trustee;

(b) Trustee, at any time by an instrument in writing, may remove any such separate Trustee or co-trustee; and

(c) No trustee hereunder shall be liable for the acts or omissions of any other trustee appointed hereunder.

Every instrument, other than this Indenture, appointing any such co-trustee shall refer to this Indenture and the conditions of this Article X expressed, and upon the acceptance in writing by such co-trustee, the co-trustee shall be vested with the estate or property specified in such instrument, jointly with Trustee (except insofar as local law makes it necessary for any separate trustee to act alone), subject to all the trusts, conditions and provisions of this Indenture. Any such co-trustee may at any time, by an instrument in writing, constitute Trustee as the co-trustee’s agent or attorney-in-fact with full power and authority, to the extent authorized by law, to do all acts and things and exercise all discretion authorized or permitted by the co-trustee, for and on behalf of the co-trustee and in the co-trustee’s name. In case any co-trustee shall die, become incapable of acting, resign or be removed, all the estate, properties, rights, powers, trusts, duties and obligations of said co-trustee shall vest in and be exercised by Trustee until the appointment of a new trustee or a successor to such co-trustee.

Section 10.12 Designation and Succession of Paying Agents. Trustee and any other banks or trust companies designated as Paying Agent or Paying Agents in any supplemental indenture or in an instrument appointing a successor Trustee shall be the Paying Agent or Paying Agents for the Senior Debentures.

Any bank or trust company with which or into which any Paying Agent may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Indenture. If the position of Paying Agent shall become vacant for any reason, Issuer shall, within thirty (30) calendar days thereafter, appoint such bank or trust company as shall be specified by Issuer as such Paying Agent to fill such vacancy; provided, however, that, if Issuer shall fail to appoint such Paying Agent within said period, Trustee shall make such appointment.

The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in Section 10.01 hereof with respect to Trustee insofar as such provisions may be applicable.

Any Paying Agent shall hold in trust for the benefit of Holders and the Trustee all sums held by Paying Agent for the payment of the principal or of interest on the Senior Debentures, and shall give to the Trustee notice of any Default upon the Senior Debentures in making such payment.

Section 10.13 Eligibility; Disqualification. There shall at all times be one or more Trustees hereunder that satisfies the requirements of Section 310(a) of the Trust Indenture Act and that has a combined capital and surplus (with its Affiliates) of at least $50,000,000 as set forth in its most recent published annual report of condition.

If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.13, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. None of the Issuer or any of its respective Affiliates shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 10.13, it shall resign immediately in the manner and with the effect specified in this Article X.

Section 10.14 Reports by Trustee to Holders of the Senior Debentures. Within 60 days after each May 15, beginning with May 15, 2015, the Trustee shall mail to each Holder, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15, if required by Section 313(a) of the Trust Indenture Act, and file such reports with each stock exchange upon which the Senior Debentures are listed and with the Commission as required by Section 313(d) of the Trust Indenture Act. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

ARTICLE XI.

SUPPLEMENTAL INDENTURES

Section 11.01 Supplemental Indentures Not Requiring Consent of Senior Debenture Holders. Issuer and Trustee may, from time to time and at any time, without the consent of or notice to the Senior Debenture Holders, enter into supplemental indentures as follows:

(a) to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;

(b) to grant to or confer or impose upon Trustee for the benefit of the Senior Debenture Holders any additional rights, remedies, powers, authority, security, liabilities or duties which may lawfully be granted, conferred or imposed and which are not contrary to or inconsistent with this Indenture as theretofore in effect, provided that no such additional liabilities or duties shall be imposed upon Trustee without its consent;

(c) to add to the covenants and agreements of, and limitations and restrictions upon, Issuer in this Indenture other covenants, agreements, limitations and restrictions to be observed by Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;

(d) to confirm, as further assurance, any pledge under, and the subjection to any claim, lien or pledge created or to be created by, this Indenture, of the Trust Estate or of any other monies, securities or funds;

(e) to comply with the requirements of the Trust Indenture Act of 1939, as from time to time amended, if applicable; or

(f) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Senior Debenture Holders and which does not involve a change described in clause (a), (b), (c), (d), or (e) of this Section 11.01 and which, in the judgment of Trustee, is not to the prejudice of Trustee.

Section 11.02 Supplemental Indentures Requiring Consent of Senior Debenture Holders. Subject to the terms and provisions contained in this Section, and not otherwise, the Holders of not less than a majority in aggregate principal amount of the Senior Debentures then Outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding to consent to and approve the execution by Issuer and Trustee of such indenture or indentures supplemental hereto as shall be deemed necessary and desirable by Issuer for the purpose of modifying, altering, amending, adding to, or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any supplemental indenture; provided, however, that the Holders of not less than seventy-five percent (75%) in aggregate principal amount of the Senior Debentures then Outstanding shall be required to approve any amendment permitting (a) an extension of the maturity (or mandatory redemption date) of the principal of or the interest on any Senior Debenture issued hereunder, or (b) a reduction in the principal amount of or redemption premium or rate of interest on any Senior Debenture issued hereunder, or (c) the creation of any lien on the Trust Estate or any part thereof, except as hereinbefore expressly permitted, or (d) a privilege or priority of any Senior Debenture(s) over any other Senior Debenture(s), or (e) a reduction in the aggregate principal amount of the Senior Debentures required for consent to such supplemental indenture, or (f) deprive the holder of any Senior Debenture then Outstanding of the lien hereby created on the Trust Estate. Nothing herein contained, however, shall be construed as making necessary the approval of Senior Debenture Holders of the execution of any supplemental indenture as provided in Section 11.01 of this Article XI.

If, at any time, Issuer shall request Trustee to enter into any supplemental indenture for any of the purposes of this Section 11.02 or Section 11.01, Trustee shall, at the expense of Issuer, cause notice of the proposed execution of such supplemental indenture to be mailed by first class mail to each registered owner of the Senior Debentures. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the principal office of Trustee for inspection by Senior Debenture Holders. Trustee shall not, however, be subject to any liability to any Senior Debenture Holder by reason of its failure to mail such notice, and any such failure shall not affect the validity of such supplemental indenture when consented to and approved as provided in this Section 11.02. If the holders of not less than a majority (or seventy-five percent (75%) as the case may be pursuant to the first paragraph of this Section 11.02) in aggregate principal amount of the Senior Debentures Outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no holder of any Senior Debenture shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain Trustee or Issuer from executing the same or from taking any action pursuant to the provisions thereof.

Section 11.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture entered into pursuant to Section 11.01 or Section 11.02 hereof, this Indenture shall be deemed to be modified and amended in accordance therewith.

Section 11.04 Execution of Supplemental Indenture. Prior to the execution of any amendment or supplemental indenture hereunder, Trustee shall be entitled to receive and rely upon an officer’s certificate of Issuer and an opinion of counsel to the effect that the amendment or supplemental indenture conforms to and is permitted by the terms of this Indenture and all conditions precedent thereto have been satisfied.

ARTICLE XII.

INTENTIONALLY OMITTED

ARTICLE XIII.

MISCELLANEOUS

Section 13.01 Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 13.02 Debentureholder Communications; Debentureholder Actions.

(a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Senior Debentures are as provided by the Trust Indenture Act, and the Issuer and the Trustee shall comply with the requirements of Sections 312(a) and 312(b) of the Trust Indenture Act. Neither the Issuer nor the Trustee shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(c) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(d) Any act by the Holder of any Senior Debentures binds that Holder and every subsequent Holder of a Senior Debentures that evidences the same debt as the Senior Debentures of the acting Holder, even if no notation thereof appears on the Senior Debentures. Subject to paragraph (e), a Holder may revoke an act as to its Senior Debentures, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(e) The Issuer may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Section 316(c) of the Trust Indenture Act) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration of acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 13.03 Notices.

(a) Except as otherwise provided in this Indenture, all notices, certificates or other communications shall be given by overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, to Issuer or Trustee at the following addresses:

Issuer:

Performance Drilling Company LLC

P.O. Box 1748

Brandon, MS 39043

Attention:                     ,

Telephone:

Facsimile:

with a copy (which shall not constitute notice) to:

McCraney Montagnet Quin & Noble PLLC

602 Steed Road, Suite 200

Ridgeland, MS 39157

Attn: Douglas C. Noble

Facsimile: (601) 510-2939

Trustee:

U.S. Bank National Association

Global Corporate Trust Services

333 Commerce Street, Suite 800

Nashville, Tennessee 37201

Attention: Wally Jones, Vice President

Telephone: (615) 251-0733

Facsimile: (615) 251-0737

with a copy (which shall not constitute notice) to:

Adams and Reese, LLP

424 Church Street, Suite 2800

Nashville, TN 37219

Attention: Kolin B. Holladay

Facsimile: (615) 259-1470

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any global security registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Issuer, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer will furnish to the Trustee:

(a) Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 13.06 Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture, or the Senior Debentures issued hereunder, is intended or shall be construed to give to any Person other than the parties hereto, and the Holders of the Senior Debentures secured by this Indenture any legal or equitable rights, remedy, or claim under or in respect to this Indenture or any covenants, conditions, and provisions hereof being intended to be and being for the sole exclusive benefit of the parties hereto and the Holders of the Senior Debentures hereby secured as herein provided.

Section 13.07 Severability. If any provisions of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Indenture contained shall not affect the remaining portions of this Indenture or any part thereof.

Section 13.08 Governing Law; Consent to Jurisdiction; Applicable Provisions of law; Forum Selection. This Indenture shall be governed by the laws of the State of Mississippi applicable to agreements made and to be performed wholly within that state, irrespective of such state’s choice-of-Iaw principles. The parties hereby agree that all actions or proceedings arising in connection with this Indenture shall be tried and litigated exclusively in the State and Federal courts located in the State of Mississippi. This choice of venue is intended by the parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the parties with respect to or arising out of this Indenture in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non convenience or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the State of Mississippi, shall have in personal jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Indenture. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Indenture, or in the manner set forth in Section 13.02 of this Indenture for the giving of notice. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

Section 13.09 Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 13.10 Successors and Assigns. All the covenants, stipulations, provisions, agreements, rights, remedies and claims of the parties hereto in this Indenture contained shall bind and inure to the benefit of their successors and assigns.

Section 13.11 Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

Section 13.12 Photocopies and Reproductions. A photocopy or other reproduction of this Indenture may be filed as a financing statement pursuant to the Uniform Commercial Code, although the signatures of Issuer and Trustee in such reproduction are not original manual signatures.

Section 13.13 Senior Debentures Owned by Issuer. In determining whether Senior Debenture Holders of the requisite aggregate principal amount of the Senior Debentures have concurred in any direction, consent or waiver under this Indenture, Senior Debentures which are owned by Issuer (or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer) shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that, for the purpose of determining whether Trustee shall be protected in relying on any such direction, consent or waiver, only Senior Debentures which Trustee knows are so owned shall be so disregarded. Senior Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of Trustee the pledgee’s right so to act with respect to such Senior Debentures and that the pledgee is not Issuer. In case of a dispute as to such right, any decision by Trustee taken upon the advice of counsel shall be full protection to Trustee.

Section 13.14 Effectiveness of Indenture. This Indenture shall become effective only upon execution by Trustee and Issuer.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Indenture to be signed in its name and behalf by its duly authorized officer effective as of the Effective Date.

Issuer: PERFORMANCE DRILLING COMPANY LLC

By:

Name:

Title:

Trustee: U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

EXHIBIT A TO TRUST INDENTURE

FORM OF SERIES 2014A DEBENTURE

THIS DEBENTURE HAS NOT BEEN REVIEWED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES DEPARTMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS DEBENTURE IS SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED AT THE CONCLUSION HEREOF AND SET FORTH IN Section 2.10 OF THE INDENTURE.

No. R0-1

$

UNITED STATES OF AMERICA, STATE OF MISSISSIPPI

PERFORMANCE DRILLING COMPANY LLC

6.00% SENIOR DEBENTURES, SERIES 2014A

Interest Rate: 6.00%

Date of Debenture:                             , 2014 Registered Owner: Cede & Co.

Principal Amount: Thousand and no dollars

Maturity Date:                                  CUSIP:

KNOW ALL MEN BY THESE PRESENTS:

That PERFORMANCE DRILLING COMPANY LLC, a limited liability company, organized and existing by virtue of the laws of the State of Mississippi (the “Issuer”) for value received, promises to pay to the registered owner shown above, or registered assigns, on the Maturity Date shown above, but solely from the source and in the manner hereinafter set forth, the principal amount shown above, and in like manner to pay interest on said amount from the date hereof until payment of such principal amount has been made or duly provided for, at the rate of interest per annum shown above. The Series 2014A Senior Debentures will each be dated as of                     , 2014, the date of issuance. Interest payments to be paid and mandatory redemptions of principal to be made on the Payment Dates commencing                     , thereafter until Maturity, except as the provisions hereinafter set forth with respect to redemption of this Debenture prior to Maturity may become applicable hereto. The principal of and premium, if any, on this Debenture are payable in lawful money of the United States of America upon the presentation and surrender hereof at the principal corporate trust office of U.S. Bank National Association, or its successor or successors, as trustee (“Trustee”), and interest on this Debenture is payable by Trustee in like money to the registered owner of this Debenture as shown on the Debenture register at the close of business on the twenty-fifth (25th) day of the calendar month next preceding the month in which such Payment Date shall fall, by check or draft mailed to each registered owner at the owner’s address as it appears on the Debenture registration books of the Issuer kept by Trustee or at such other address as is furnished to Trustee in writing by such registered owner. At the written request to Trustee of any registered owner of Senior Debentures (as defined below) in the aggregate principal amount of at least $1,000,000, interest payments shall be made by electronic wire transfer in immediately available funds to a bank in the continental United States.

This Debenture, designated “PERFORMANCE DRILLING COMPANY LLC, 6.00% Senior Debentures, Series 2014A,” is one of a series of Senior Debentures in the aggregate original principal amount of $[28,372,890] (the “Senior Debentures”), issued in exchange for a like principal amount of the PERFORMANCE DRILLING COMPANY LLC’s Senior Series 2009A Debentures. The Senior Debentures are issued under and are secured and entitled to the protection given by the Trust Indenture dated as of                     , 2014 (the “Indenture”), duly

executed and delivered by the Issuer and the Trustee. Reference is hereby made to the Indenture and all indentures supplemental thereto for the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the Issuer, Trustee and the registered owners of the Senior Debentures, and the terms upon which the Senior Debentures are issued and secured. Capitalized terms not defined in this Debenture shall have the meanings ascribed to such terms in the Indenture.

The Senior Debentures are issued pursuant to and in full compliance with the laws of the State of Mississippi, as well as the Certificate of Formation and Operating Agreement of the Issuer, and the Authorizing Instruments, and pursuant to an Authorizing Resolution adopted and approved by the Issuer’s sole member as of                     , 2014, which authorized the execution and delivery of the Indenture.

The Owners of the Senior Debentures have a security interest in: (a) in the Rig #3 Drilling Equipment, the Rig #14 Drilling Equipment; the Rig #22 Drilling Equipment; and the Rig #28 Drilling Equipment; (b) the Collateral (which includes the Rigs, Contracts, Equipment, Rolling Stock, Additional Tangible Assets, Accounts and Notes Receivable, Insurance Benefits, Prepaid Deposits and Expenses, Claims and Warranties, Permits, Intangible Assets, Books and Records of Issuer, Other Assets, and Causes of Action and Gross Pledgable Revenues; provided, however, Collateral shall not include Rig #48 Drilling Equipment but shall include Rig #48 Drilling Equipment Revenues, subject to the priority of lien for the Rig 48 Loan); and (c) funds transferred by the Issuer to and held by Trustee under the Indenture, including funds held in the Senior Debenture Fund, together with investment earnings thereon prior to disbursement in accordance with this Indenture, and together with all accessions, attachments, accessories, tools, parts, supplies, replacements of and additions to any of the Collateral described herein, whether added now or later and all products, proceeds (including but not limited to insurance proceeds) and produce of any of the property described herein, if any.

REFERENCE IS HEREBY MADE TO THE ADDITIONAL PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE SIDE HEREOF WHICH FOR ALL PURPOSES SHALL HAVE THE SAME EFFECT AS IF SET FORTH HEREIN.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the issuance of the Senior Debentures do exist, have happened and have been performed in due time, form and manner as required by law; and that the revenues pledged to the payment of the principal of and premium, if any, and interest on the Senior Debentures as the same become due and payable will be sufficient in amount for that purpose. Interest will be calculated on the basis of a 360-day year of twelve (12) thirty (30) day months.

This Debenture shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the Certificate of Authentication hereon shall have been signed by Trustee.

IN WITNESS WHEREOF, Issuer has caused this Debenture to be executed by its authorized representative, thereunto duly authorized (by such representative’s manual or facsimile signature), all as of the date hereof shown above.

PERFORMANCE DRILLING COMPANY LLC

By:

Name:

Title:

(Form of Trustee’s Certificate)

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This Debenture is one of the Series 2014A Senior Debentures of the issue described in and issued under the provisions of the within mentioned Indenture.

By:

Name:

Title:

PERFORMANCE DRILLING COMPANY LLC 6.00% SENIOR DEBENTURES, SERIES 2014A

(Reverse Side of Debenture)

ADDITIONAL PROVISIONS

The Senior Debentures are direct general obligations of Issuer, and are secured by the Trust Estate, payable by the Issuer pursuant to the Indenture between the Issuer and Trustee.

Provision has been made in the Indenture for the creation and maintenance of a Senior Debenture Fund for the payment of interest, principal, and premium, if any, on the Senior Debentures. All monies at any time in the Senior Debenture Fund shall be used solely for the purpose of paying Debt Service on the Senior Debentures or for any redemption of the Senior Debentures, plus Costs of Issuance, Trustee and Paying Agent’s fees, except as specifically provided in the Indenture. Trustee shall withdraw from the Senior Debenture Fund, on the date of any principal and interest payments, an amount equal to the amount of such payment for the sole purpose of paying the same, and Trustees’ and Paying Agent’s fees.

The Issuer’s express obligations to make payments into the Senior Debenture Fund are as follows: for payment of interest, principal, Costs of Issuance, and Trustee and Paying Agent’s fees, and Trustee’s expenses, on or before each Payment Date, Issuer will make payments into the Senior Debenture Fund in amounts equal to the principal and interest coming due on such Payment Date,

On or before the last Business Day of each calendar quarter following the Effective Date, the Issuer will make payments into the Senior Debenture Fund in amounts required pursuant to Section 5.01 of the Indenture.

The Issuer’s obligation to make each scheduled payment is absolute; provided, however, in the event that Issuer is unable to make all or a portion of such payments and there are sufficient funds to make such payment in the Sinking Fund, then Issuer shall give notice to Trustee and Trustee shall withdraw sufficient funds from the Sinking Fund and deposit such funds into the Senior Debenture Fund for such payments.

The Holder of this Debenture shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Senior Debentures issued under the Indenture and then Outstanding may be declared and may become due and payable before the stated maturity thereof, together with accrued interest thereon.

Modifications or alterations of the Indenture or of any indenture supplemental thereto, may be made only to the extent and in the circumstances permitted by the Indenture. The Senior Debentures shall be subject to redemption prior to maturity as follows:

The Senior Debentures shall be subject to optional redemption by Issuer as set forth in Sections 3.08 and 3.09 of the Indenture, which written direction shall be evidenced by a Written Request to Trustee. In case of any such optional redemption, the Written Request of Issuer shall, at least thirty (30) calendar days prior to the redemption date (unless a shorter notice shall be satisfactory to Trustee), be delivered to Trustee notifying Trustee of such redemption date and of the principal amount of the Senior Debentures to be redeemed and of the redemption price for the Senior Debentures to be redeemed.

The Senior Debentures are subject to extraordinary optional redemption (which redemption shall be mandatory in the circumstances provided in subsection (c) below) as a whole or in part upon the occurrence of any of the following events with respect to Issuer’s Drilling Equipment, at a redemption price equal to the principal amount of the Senior Debentures then Outstanding to be so redeemed, plus accrued interest to the date fixed for such redemption (which date shall be the earliest practicable date in accordance with the Indenture) and without premium:

(a) The Drilling Equipment, or any part thereof, is so demolished, destroyed or damaged that, in the commercially reasonable judgment of Issuer, all or a portion of the Drilling Equipment cannot be restored or rebuilt with available funds to a profitable condition and the net proceeds resulting from such casualty are more than the lesser of $100,000 or the Outstanding principal amount of all Senior Debentures;

(b) All or a portion of the Drilling Equipment shall have been taken under the exercise of the power of eminent domain by any governmental authority or so much of the Drilling Equipment is taken or is so diminished in value that the remainder thereof cannot, in the judgment of Issuer, continue to be operated profitably for the purpose for which it was being used immediately prior to such taking or diminution and the proceeds resulting from such condemnation are more than the lesser of $100,000 or the Outstanding principal amount of all Senior Debentures;

(c) lf any of the circumstances described in subsections (a) and (b) above shall occur within six (6) months of the final maturity of the Senior Debentures, all Senior Debentures shall be redeemed on the earliest practicable date at a price equal to the principal amount thereof plus interest accrued to the redemption date.

Except as provided in subsection (c) above, Issuer may exercise the option reserved in Section 3.08 of the Indenture only within six (6) months following the date that a condition has occurred which gives rise to a right of redemption under the Indenture.

The Senior Debentures are subject to mandatory redemption by Issuer as set forth in Section 3.07 of the Indenture.

The Senior Debentures are subject to mandatory redemption upon a Written Request (which Written Request shall be compulsory) from Issuer to Trustee as a whole or in part at the principal amount thereof plus accrued interest thereon to the date of redemption, but without premium, from the net proceeds of any insurance policy or condemnation award remaining after the repair, replacement, or improvement of all or any portion of the Drilling Equipment, or from proceeds of the sale or other disposition of assets pursuant to the Indenture, in the amount certified in the Written Request by Issuer to Trustee. The redemption date shall be the earliest practicable date selected by Trustee at the direction of Issuer. The Senior Debentures shall be redeemed in accordance with Section 3.03 of the Indenture. Any excess amount shall be used to pay principal on the Senior Debentures, on the first Payment Date on or after said redemption date.

Upon the occurrence of a Change in Control, the Senior Debentures shall be redeemed in whole at a redemption price equal to one hundred percent (100%) of the principal amount of the Senior Debentures being redeemed, plus accrued interest to the date of redemption, on the earliest date for which notice of redemption can be given in accordance with the provisions of this Indenture. With respect to redemption required by Section 3.11 of the Indenture upon the occurrence of a Change in Control, each Senior Debenture Holder may waive the obligation of the Issuer to redeem the Senior Debentures of the Holder in a written waiver delivered to Trustee within thirty (30) days following the Holder’s receipt of notice; provided, that, if more than seventy-five percent (75%) of the Holders waive redemption following a Change in Control, then the Issuer shall not be required to redeem any of the Senior Debentures.

In case of any such mandatory redemption under Section 3.11, the Written Request of Issuer shall be delivered at least thirty (30) calendar days prior to the redemption date (unless a shorter notice shall be satisfactory to Trustee), notifying the Trustee of such redemption date, the principal amount of the Senior Debentures to be redeemed, and the redemption price for the Senior Debentures to be redeemed.

In the event that less than all of the Senior Debentures are redeemed by operation of the foregoing, the Senior Debentures shall be redeemed in accordance with Section 3.03 of the Indenture.

Issuer shall conduct a Dutch Auction to purchase Senior Debentures no less than once in each calendar year using Excess Cash for the preceding calendar year. All Senior Debentures purchased by Issuer pursuant to each Dutch Auction shall be cancelled and retired in accordance with Section 2.10 of the Indenture. The selection of the interests of owners beneficial interests in the Senior Debentures to be purchased pursuant to a Dutch Auction while the Senior Debentures are issued in book-entry form and represented by a global security registered in the name of DTC or its nominee shall be made in accordance with the procedures of DTC (which procedures may be supplemented by agreements or arrangements with respect thereto between or among two or more of the Issuer, the Trustee and DTC) and, if the owner of such beneficial interest is not a direct participant of DTC, on procedures of the direct participant through which such owner holds its interest.

Provided there is not less than $250,000 in the Sinking Fund, Issuer shall have, at its option, the right to seek a tender for purchase from the Holders of the Senior Debentures at a price set by the Issuer; provided that such offer shall be made to all Holders of the Senior Debentures on the same terms and conditions and further provided that the tenders of units of Senior Debentures by the Holders of the Senior Debentures are accepted as nearly as practicable pro rata by the Issuer from amounts in the Sinking Fund or Debt Service Escrow Account; provided, that the acceptance of tenders while the Senior Debentures are issued in book-entry form and represented by a global securely registered in the name of DTC or its nominee shall be made in accordance with the procedures of DTC with respect thereto, including any agreements or arrangements with respect thereto between or among two or more of the Issuer, the Trustee and DTC. Any Senior Debentures so redeemed or purchased shall be cancelled and retired in accordance with Section 2.11 of the Indenture.

Holders of the Senior Debentures are responsible for the payment of the Prior Indenture Trustee Claim which may be deducted from payments of principal or interest on the Senior Debenture by the Trustee and remitted to the Prior Indenture Trustee as provided in the Indenture. To the extent any Senior Debentures are redeemed or purchased pursuant to a Dutch Auction or a tender offer prior to payment in full of the Prior Indenture Trustee Claim and any other fees and expenses owed to the Trustee, then the proportionate amount of such fees, claims and expenses shall be paid by the Holders of such Senior Debentures so redeemed or purchased and the Trustee is authorized to withhold such necessary amounts therefore from the amounts due such Holders.

This Debenture may be transferred on the books of registration kept by Trustee by the registered Owner or by his duly authorized attorney upon surrender hereof together with a written instrument of transfer duly executed by the registered Owner. The Senior Debentures are issuable as fully-registered Senior Debentures without coupons in denominations equal to the amount determined for each Senior Debenture upon the Effective Date, and will be registered in the name of Cede & Co., as nominee of the Depository Trust Company, New York, New York, to which principal and interest payments on the Senior Debentures will be made so long as Cede & Co. is the registered Owner of the Senior Debentures. Subject to the limitations and upon payment of the charges provided in the Indenture, Senior Debentures may be exchanged for a like aggregate principal amount of Senior Debentures of other Authorized Denominations. While the Senior Debentures are in book-entry form, transfers or exchanges of beneficial interests of DTC participants in the Senior Debentures will be made in accordance with the procedures of DTC, including any agreements or arrangements with respect thereto between or among two or more of the Issuer, the Trustee and DTC, and, if the holder of beneficial interest is not a direct participant of DTC, the procedures of the direct participant through which such holder holds its interest.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on any of the Senior Debentures, or for any claim based thereon or upon any obligation, covenant or agreement contained in the Senior Debentures or the Indenture against any past, present or future director, officer or employee of the Issuer, as such, either directly or through the Issuer or any successor of the Issuer, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such director, officer or employee as such is hereby expressly waived and released as a condition of and consideration for the issuance of any of the Senior Debentures.

Each Holder or beneficial owner, by acceptance of a Senior Debenture, or, in the case of a beneficial owner, a beneficial interest in a Senior Debenture, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Trustee on the Senior Debentures or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Trustee in its individual capacity or (ii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Trustee in its individual capacity, any holder of a beneficial interest in the Trustee or of any successor or assign of the Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

This Debenture is issued with the intent that the laws of the State of Mississippi will govern its construction.

(Form of Assignment)

ASSIGNMENT

The following abbreviations, when used in the inscription on this Senior Debenture or in the assignment below, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common

TEN ENT-as tenants by the entireties

JT TEN-as joint tenants with right of survivorship and not as tenants in common and not as community property

UNIF TRANS

MIN ACT-                                     Custodian

(Custodian)    (Minor)

under Uniform Transfer to Minors Act

(State)

Additional abbreviations may be used although not in the above list.

FOR VALUE RECEIVED, the undersigned, hereby sells, assigns and transfers unto                                                               (Tax Identification or Social Security No.                                                                      ) the within Senior Debenture and all rights thereunder and hereby irrevocably constitutes and appoints                                                               attorney to transfer the within Senior Debenture on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature:

                                                                                                  Signature Guaranteed

NOTICE: Signature(s) must be guaranteed by an institution which is a participant in the Securities Transfer Agent Medallion Program (“STAMP”) or similar program.

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Senior Debenture in every particular, without alteration or enlargement or any change whatsoever.

[END OF FORM OF SENIOR DEBENTURE SERIES 2014A]

EXHIBIT B TO TRUST INDENTURE

TRUSTEE’S FEE SCHEDULE

$            Initial Fee at Closing - $

$            Fee for first year - $                    .

Plus any costs and fees of Trustee associated with each Dutch Auction.

Fee to be adjusted thereafter based upon number of wires required, number of deposits and other withdrawals made, etc.

B-1

EXHIBIT C TO TRUST INDENTURE

DESCRIPTION OF RIGS

Order Deployed	1	2	3	4	5

Rig #	22	3	14	28	48

Description	HRI 800	HRI 800	National 80	Gardner Denver	HRI 800
	Heartland	Heartland	Type	1100 Full Circle	Heartland
			Full Circle	SOD-ton Top
				Drive

Horsepower	1,000	1,000	1,200	1,500	1,000

Depth- TMD	12,500	12,500	15,000	18-20,000	12,500
(feet)

Drill Pipe	4W’	4W’	4W’	5”	4W’

Type	Mechanical	Mechanical	Mechanical	Electric	Mechanical

First	Nov. 2006	Sept. 2007	June 2008	December 2008
Mobilization

The Rigs are more particularly described in the attached sheets, and include all additions and accessions thereto, as well as all prior or subsequent drilling equipment, parts, components and drill pipe utilized in the operation of the Rigs, any replacement drilling equipment, parts, components or drill pipe, as well as any related or similar drilling equipment, parts, components and drill pipes, regardless of whether such drilling equipment, parts, components and drill pipes are located on any of the Rigs or elsewhere.

Rig #48 is described in this Exhibit C solely for purposes of identification and definition.

Rig #48 is not part of the “Collateral” (as defined in the Trust Indenture), and the including of a description of Rig #48 in this Exhibit C shall create no implication otherwise.

[Specific Information on Each Rig to be Attached to Indenture as Executed]

C-1

EXHIBIT D TO TRUST INDENTURE

INSURANCE REQUIREMENTS

Issuer shall procure at its own expense and maintain in full force and effect at all times on and after the Closing Date (except for the physical damage insurance) and continuing throughout the Term of the Indenture such insurance policies with limits and coverage provisions sufficient to satisfy the requirements set forth in the Indenture, but in no event less than the limits and coverage provisions set forth below. The policies shall be maintained with responsible insurance companies authorized to do business in the applicable state(s) where Issuer is doing business, with a Best Insurance Reports rating of “A-” or better and a financial size category of “IX” or higher or if not rated by Best a Standard & Poor’s claims paying ability rating of BBB+ or higher (and other companies acceptable to the Collateral Agent).

(1) Workers’ Compensation: At all times that Issuer has paid employees, Workers’ Compensation as required by applicable state law, including, if applicable, U.S. Longshore and Harborworkers Act and Jones Act coverage.

(2) Employer’s Liability insurance: Employer’s liability insurance, at all times that Issuer has any paid employees, with a $1,000,000 minimum limit per accident. A maximum deductible or self-insured retention of $50,000 per occurrence shall be allowed.

(3) General Liability Insurance: Liability insurance on an “occurrence basis” against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products; completed operations; blanket contractual, explosion, collapse and underground coverage; broad form property damage; personal injury insurance; independent contractors; and include the “hostile fire” exception to the pollution liability exclusion. Such policy shall provide a minimum limit of liability of $1,000,000 per occurrence for bodily injury and property damage combined; provided, that, policy aggregates, if any, shall apply separately to claims occurring with respect to the Drilling Equipment. Coverage for pollution may be provided under a separate policy.

(4) Automobile Liability Insurance: Automobile liability insurance against claims for personal injury (including bodily injury and death) and property damage covering all owned, leased non-owned and hired motor vehicles, including loading and unloading, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable.

(5) Excess Insurance: Excess liability insurance on an occurrence basis or AEGIS claims made basis covering claims in excess of the underlying insurance described in the foregoing subsections (2), (3) and (4), other than pollution coverage, with a minimum limit of liability of $10,000,000 per occurrence; provided, that, if aggregate limits of liability are at any time reduced to less than $10,000,000 by reason of claim payments, Issuer agrees to obtain reinstatement of the aggregate limit of liability to a minimum of $10,000,000. Pollution coverage is not currently available under excess policies and is therefore not required under this Exhibit D.

(6) Physical Damage Insurance: On or prior to the Closing Date, physical damage insurance on an “all risk” basis, subject to stated exclusions, providing comprehensive coverage including but not limited to the following:

the Drilling Equipment in a minimum aggregate amount equal to the “full insurable value” of the Drilling Equipment,

transit, including ocean marine transit, if applicable, with sub-limits sufficient to insure the full replacement value of the property or equipment, and foundations and other property below the surface of the ground.

For purposes of the physical damage insurance coverage requirements provided in this Exhibit D, “full insurable value” shall mean the full replacement value of the Drilling Equipment, including any improvements, equipment, spare parts, fuel and supplies, without deduction for physical depreciation and/or obsolescence; all such insurance may have deductibles of 5% of the value subject to a minimum of $100,000 and a maximum of $200,000 per occurrence.

Such insurance shall:

not include any coinsurance provision; and

value losses up to the stated amount of the Drilling Equipment in the policy.

(7) Endorsements: All policies of insurance to be maintained by the Issuer shall provide for waivers of subrogation in favor of the Trustee and their respective officers and employees (and such other Persons as may be required by the Indenture).

(8) Waiver of Subrogation: Issuer hereby waives any and every claim for recovery from the Trustee for any and all loss or damage covered by any of the insurance policies to be maintained under the Indenture, to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), Issuer shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(9) Evidence of Insurance: On the Closing Date and on an annual basis prior to each policy anniversary, Issuer shall furnish the Trustee with: (1) approved certification of all required insurance, and (2) a schedule of the insurance policies held by or for the benefit of Issuer and required to be in force by the provisions of this Exhibit D. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Exhibit D. Upon request, Issuer will promptly make available for review at Issuer’s office, all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by Issuer. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

(10) Failure to Maintain Insurance: In the event Issuer fails, or fails to cause the Operator, to take out or maintain the full insurance coverage required by this Exhibit D, the Trustee, upon thirty (30) days’ prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to Issuer of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced by the Trustee shall become an additional obligation of Issuer to the Trustee, and Issuer shall forthwith pay such amounts to the Trustee, together with interest thereon from the date so advanced.

The amounts of insurance required in subsections (1), (2), (3), (4) and (5) above may be satisfied by Issuer purchasing coverage in the amounts specified or by any combination of primary and excess insurance, so long as the total amount of insurance meets the requirements specified above.

All policies of liability insurance required to be maintained by the Issuer under this Appendix, other than employer’s liability, shall be endorsed as follows:

(a)	to provide a severability of interest or cross liability clause;

(b)	to name the Trustee and its officers and employees (and such other persons as may be required by the Indenture) as additional insureds; and

(c)	that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the additional insured.

EXHIBIT E TO TRUST INDENTURE

DUTCH AUCTION PROCEDURES

Dutch Auctions pursuant to this Indenture will be conducted substantially in accordance with the procedures outlined in this Exhibit E; provided that the Issuer may make such modifications to such procedures as the Issuer deems necessary or appropriate to comply with the requirements of DTC or of the Dealer Manager engaged to assist in the conduct of the Dutch Auction.

Provided there is not less than $250,000 in the Sinking Fund, at least once each calendar year, utilizing Excess Cash (being those funds in the Sinking Fund and, at the Issuer’s option, funds in the Debt Service Escrow Account), Issuer will conduct a Dutch Auction (“Dutch Auction”) for purposes of purchasing a portion of the Senior Debentures and to the extent of Excess Cash available, the Junior Debentures. Issuer shall be required to purchase Senior Debentures if the price offered or at which they are tendered is equal to or less than 75% of the outstanding principal indebtedness under the Senior Debenture using all available funds in the Sinking Fund to do so; Issuer may, at its sole discretion, also use funds in the Debt Service Escrow Account to purchase Senior Debentures. Where Senior Debentures are offered or tendered but where funds in the Sinking Fund (and, if applicable, the Debt Service Escrow Account) are insufficient to purchase all Senior Debentures offered or tendered at a particular price, Senior Debentures of Holders will be purchased from them with those Senior Debentures offered or tendered for purchase at the lowest price being purchased first before any Senior Debentures offered or tendered at a higher price are purchased and if the funds in the Sinking Fund (and, if applicable, the Debt Service Escrow Account) are insufficient to purchase all Senior Debentures offered or tendered at a particular price, Senior Debentures of Holders will be purchased on a pro rata basis determined based on the aggregate amount offered or tendered by such Holders at such price.

To the extent funds are available following the Dutch Auction to the Senior Debentures, Issuer may, at its option, conduct a Dutch Auction for purposes of purchasing a portion of the Junior Debentures (using the same order of priority of purchasers as used for the Senior Debentures) but without any obligation on Issuer to purchase at any price, which Dutch Auction for Junior Debenture holders may, in the sole discretion of the Issuer, be conducted concurrently with the Dutch Auction for Senior Debentures for administrative convenience. Issuer shall be permitted to use funds held in the Sinking Fund and, at the Issuer’s option, the Debt Service Escrow Account for tender offers to purchase Senior Debentures pursuant to the Dutch Auction and pursuant to tender offers outside of the Dutch Auction; Issuer shall also, subject to the provisions above, be able to use funds in the Sinking Fund and, at the Issuer’s sole discretion, funds in the Debt Service Escrow Account to purchase Junior Debentures pursuant to a Dutch Auction. Affiliates of Issuer may, but shall have no obligation to, contribute additional funds for use in the Dutch Auction.

The Dutch Auction will occur on at least an annual basis (as provided below) until all Outstanding Senior Debentures have either been purchased or paid (including by redemption), and in either case surrendered for cancellation, whichever occurs first at which point Issuer shall no longer be obligated to conduct a Dutch Auction under the Senior Indenture or Junior Indenture. Issuer may, at its option, conduct additional Dutch Auctions during the calendar year.

The Senior Debentures and Junior Debentures purchased by Issuer pursuant to the Dutch Auction will be cancelled and retired. Disbursements of funds from the Sinking Fund and Debt Service Escrow Account to purchase Senior Debentures (and, if applicable, Junior Debentures) will be made by the Trustee in accordance with procedures reasonably acceptable to the Trustee, which will provide for such funds to be remitted by the Trustee to the holders from whom such debentures are being purchased upon the surrender of such debentures to the Trustee. Any debentures so surrendered to the Trustee shall be cancelled and retired in accordance with the provisions of the applicable indenture. The Trustee shall notify all Debenture Holders of the results of the Dutch Auction including the number of Senior Debentures and Junior Debentures acquired and the prices at which they were acquired.

Following is an outline of procedures to be followed in the Dutch Auction.

PARTIES INVOLVED IN DUTCH AUCTION

The parties below will be involved in the Dutch Auction performing the following functions:

1.	Issuer will initiate and extend Invitation of Offers to Sell (as hereinafter defined) to holders of Senior Debentures and at the option of the Issuer, Junior Debentures offering to sell their Senior Debentures and, if applicable, Junior Debentures.

2.	The Trustee will serve as the depositary agent, paying agent and tender agent for the Invitation of Offers to Sell.

3.	A Dealer Manager will be selected by Issuer for each Dutch Auction and will oversee such Dutch Auction, to ensure that all holders of the Senior Debentures and, if applicable, Junior Debentures receive the Invitation of Offers to Sell and answer any questions of holders of the Senior Debentures and, if applicable, Junior Debentures. The Dealer Manager for any Dutch Auction shall be Donlin, Recano & Company or Garden City Group (or any successor entities of such firms) or such other firm as shall be selected by the Issuer and approved by the holders of a majority in principal amount of the Outstanding Senior Debentures. Upon such selection and approval such other firm may serve as Dealer Manager for any subsequent Dutch Auction.

KEY DATES FOR DUTCH AUCTION

Issuer anticipates the following dates will be used for the Dutch Auction (but all dates shall be subject to adjustment in order to comply with any applicable federal or state securities laws):

1.	On or about April 30 of each year – completion of annual audited financial statements for the prior year.

2.	On or about June 1 of each year – begin preparation of invitations to Holders to make offers to sell Senior Debentures (and, if applicable, Junior Debentures) for early retirement (an “Invitation of Offers to Sell”), the disclosure document that shall include at a minimum the material terms specified below.

3.	On or about July 1 of each year – disseminate all Invitation of Offers to Sell.

4.	On or about July 31 of each year – deadline for receipt of Invitation of Offers to Sell (with such deadline being no earlier than 20 calendar days after publication of the Invitation of Offers to Sell).

5.	On or about August 15 of each year – notice given of acceptances of Invitation of Offers to Sell, and Debentures tendered in exchange for payment.

MATERIAL TERMS OF INVITATION OF OFFERS TO SELL

Subject to applicable federal and state securities laws, invitation of Offers to Sell will include, at a minimum, the following types of information:

1. introduction generally discussing the purpose of Invitation of Offers to Sell;

2. information regarding the Debentures;

3. statement regarding determination of settlement and payment dates for Debentures acquired;

4. statement regarding dissemination of information to Holders of Senior Debentures (and, if applicable, Junior Debentures);

5. statement of how offers can be made;

6. provisions applicable to all offers;

7. determinations as to form and validity of offers;

8. extensions of offers;

9. amendments and withdrawals of offers;

10. irrevocability of offers and return of Debentures not purchased;

11. determinations of amounts to be purchased;

12. determination of purchase price;

13. rules of priority among Holders of Senior Debentures (and, if applicable, Junior Debentures);

14. acceptance of offers;

15. settlement date and purchase of Senior Debentures (and, if applicable, Junior Debentures);

16. conditions to purchase;

17. termination and amendment of offer to sell;

18. consequences to non-tendering Holders;

19. consequences to tendering Holders; and

20. other information relevant or necessary in connection with any of the foregoing.

EXHIBIT F TO TRUST INDENTURE

U.S. BANK NATIONAL ASSOCIATION

MONEY MARKET ACCOUNT AUTHORIZATION FORM

DESCRIPTION AND TERMS

The U.S. Bank Money Market account is a U.S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank. Selection of this investment includes authorization to place funds on deposit and invest with U.S. Bank.

U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366). This method applies a daily periodic rate to the principal balance in the account each day. Interest is accrued daily and credited monthly to the account. Interest rates are determined at U.S. Bank’s discretion, and may be tiered by customer deposit amount.

The owner of the account is U.S. Bank as Agent for its trust customers. U.S. Bank’s trust department performs all account deposits and withdrawals. Deposit accounts are FDIC Insured per depositor, as determined under FDIC Regulations, up to applicable FDIC limits.

Automatic Authorization

In the absence of specific written direction to the contrary, U.S. Bank is hereby directed to invest and reinvest proceeds and other available moneys in the U.S. Bank Money Market Account. The U.S. Bank Money Market Account is a permitted investment under the operative documents and this authorization is the permanent direction for investment of the moneys until notified in writing of alternate instructions.

F-1

EXHIBIT G

FORM OF WSB INTERCREDITOR AGREEMENT

[Form of agreement to be attached to executed Indenture]

G-1

EXHIBIT H TO TRUST INDENTURE

FORM OF INTERCREDITOR AGREEMENT PURSUANT TO SECTION 4.08

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is made and entered into this                      day of                     , 20    , by and between                         , as trustee and collateral agent under that certain Trust Indenture dated of                     , 2014 (in each of such capacities, “Trustee”) and                                              , a                      (“Short Term Lender”).

WITNESSETH:

WHEREAS, Trustee is trustee and collateral agent under a Trust Indenture dated as of                     , 20     (the “Trust Indenture”) for the benefit of the holders of the 6% Senior Debentures Series 2014A (the “Debentures”) issued thereunder by Performance Drilling Company LLC (“Debtor”), which Debentures are secured by certain collateral pledged to the Trustee for the benefit of the holders of the Debentures. The Trust Indenture Indebtedness (as herein defined) is or may be secured by a security interest in and/or lien on, among other things, some or all of the Short Term Loan Collateral (as herein defined);

WHEREAS, Short Term Lender proposes to from time to time provide financing to Debtor pursuant to the Short Term Loan Documents (as herein defined). The Short Term Indebtedness (as herein defined) is or will be secured by a security interest in and/or lien on, among other things, the Short Term Loan Collateral;

WHEREAS, Short Term Lender is not willing to enter into the Short Term Loan Documents unless Trustee executes this Agreement;

WHEREAS, in order to induce Short Term Lender to enter into the Short Term Loan Documents, Trustee is willing to execute this Agreement; and

WHEREAS, Trustee and Short Term Lender desire to agree upon and set forth the priority of their respective security interests in and/or liens on the Short Term Loan Collateral and all proceeds thereof;

NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trustee and Short Term Lender hereby agree as follows:

1. Definitions. All terms used in this Agreement that are defined in the UCC (as herein defined) shall have the meanings ascribed thereto in the UCC unless otherwise expressly defined herein. As used in this Agreement, the following terms shall have the meanings respectively set forth after each:

“Accounts and Notes Receivable” shall have the meaning ascribed to such term in the Indenture.

“Short Term Lender” is defined in the first paragraph of this Agreement.

“Short Term Loan Collateral” shall mean all of the now owned and/or hereafter created or acquired Accounts and Notes Receivable of Debtor.

“Short Term Loan Documents” shall mean any and all present and future agreements, documents and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the Short Term Indebtedness, all as the same may from time to time be amended, modified, extended, renewed or restated.

“Short Term Indebtedness” shall mean (i) the principal balance of all present and future Short-Term Loans (as defined in the Indenture) made by the Short Term Lender to Debtor for working capital purposes which are for a term not exceeding 90 days and which do not exceed the lesser of (a) fifty percent (50%) of the value of Accounts and Notes Receivable at the time of such loan, or (b) $1,000,000, plus (ii) interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy proceeding by or against Debtor), fees, collection costs and expenses and other amounts incurred to collect the amount owing by Debtor to Short Term Lender under any one or more of the Short Term Loan Documents.

“Trustee” is defined in the first paragraph of this Agreement.

“Trust Indenture Documents” shall mean any and all present and future agreements, documents and/or instruments evidencing, documenting, securing or otherwise relating to any or all of the Trust Indenture Indebtedness, all as the same may from time to time be amended, modified, extended, renewed or restated.

“Trust Indenture Indebtedness” shall mean all present and future indebtedness under the Indenture and the Debentures (including principal, interest (including, without limitation, interest accruing after the commencement of a bankruptcy proceeding by or against Debtor), fees, collection costs and expenses and other amounts), liabilities and obligations under the Trust Indenture Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Mississippi.

2. No Third Party Beneficiaries. All undertakings, agreements, representations and warranties contained in this Agreement are solely for the benefit of Trustee and Short Term Lender, and there are no other parties (including, without limitation, Debtor) who are intended to be benefited in any way by this Agreement. The existence of this Agreement shall not commit or obligate Short Term Lender to make loans or extend credit to Debtor.

3. Reservation of Security Interests as Against Third Parties. Nothing contained in this Agreement is intended to affect or limit in any way the security interests and/or liens each of the parties hereto has in or on any or all of the property and assets of Debtor, whether tangible or intangible, insofar as Debtor and third parties are concerned. The parties hereto specifically reserve all their respective security interests and/or liens and rights to assert such security interests and/or liens as against Debtor and third parties.

4. Priority of Security Interests. Irrespective of (a) the time, order, manner or method of creation, attachment or perfection of the respective security interests and/or liens granted to Trustee or Short Term Lender in or on any or all of the property or assets of Debtor, (b) the time or manner of the filing of their respective financing statements, (c) whether Trustee or Short Term Lender or any bailee or agent thereof holds possession of any or all of the property or assets of Debtor, (d) the dating, execution or delivery of any agreement, document or instrument granting Trustee or Short Term Lender security interests and/or liens in or on any or all of the property or assets of Debtor, (e) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interests and (f) any provision of the UCC or any other applicable law to the contrary, any and all security interests, liens, rights and interests of Trustee, whether now or hereafter arising and howsoever existing, in or on any or all of the Short Term Loan Collateral shall be and hereby are subordinated to any and all security interests, liens, rights and interests of Short Term Lender in and to the Short Term Loan Collateral as security for the Short Term Indebtedness. Trustee shall have no right to take any action with respect to the Short Term Loan Collateral, whether by judicial or non-judicial foreclosure, notification to Debtor’s account debtors, the seeking of the appointment of a receiver for any portion of Debtor’s property or assets or otherwise, or to take possession of any of the Short Term Loan Collateral, unless and until all of Short Term Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between Debtor and Short Term Lender have been terminated. For purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein.

5. Distribution of Short Term Loan Collateral and Proceeds Thereof; Release of Short Term Loan Collateral. (a) Trustee agrees that it will not ask for, demand, sue for, take or receive from Debtor or any successor or assign of Debtor, including, without limitation, a receiver, trustee or debtor in possession, whether by setoff or in any other manner, the whole or any part of the Trust Indenture Indebtedness from any of the Short Term Loan Collateral or any income or proceeds thereof, unless and until all of the Short Term Indebtedness shall have been fully, finally and indefeasibly paid in cash and all of the financing arrangements and commitments between Debtor and Short Term Lender have been terminated; provided, however, that notwithstanding the foregoing, so long as Short Term Lender has not sent Trustee written notice of the occurrence of a default or event of default under or within the meaning of any one or more of the Short Term Loan Documents (or, in the event such notice has been sent, so long as such default or event of default has been cured (if capable of being cured under the terms of the applicable Short Term Loan Document(s)) or waived in writing by Short Term Lender), Debtor may pay to Trustee, and Trustee may accept and retain from Debtor, voluntary payments of principal and interest on the Trust Indenture Indebtedness which are made by Debtor in the ordinary course of its business, whether such payments are made from the Short Term Loan Collateral or any proceeds thereof or otherwise. Nothing contained in this Agreement shall prohibit, prevent or impair Trustee from resort to any property or assets of Debtor other than the Short Term Loan Collateral and any proceeds thereof in the event of a default by Debtor to Trustee, provided the requirements of clause (d) of Section 8 of this Agreement are complied with.

(b) Trustee agrees that any collection, sale or other disposition of any or all of the Short Term Loan Collateral by Short Term Lender (whether pursuant to the UCC or otherwise) shall be free and clear of any and all security interests, liens, claims and/or rights of Trustee in such Short Term Loan Collateral. At the request of Short Term Lender, Trustee shall promptly provide Short Term Lender with any necessary or appropriate releases to permit the collection, sale or other disposition of any or all of the Short Term Loan Collateral by Short Term Lender free and clear of Trustee’s security interests and liens. In addition, at the request of Short Term Lender, Trustee shall promptly release any and all security interests, liens, claims and/or rights which it may have on or in the applicable Short Term Loan Collateral to facilitate the collection, sale or other disposition of such Short Term Loan Collateral by Debtor so long as the proceeds thereof are applied first to the payment of the Short Term Indebtedness and any excess is then applied to the payment of the Trust Indenture Indebtedness to the extent the same is secured by such Short Term Loan Collateral.

6. Turnover of Short Term Loan Collateral Received by Trustee. In the event any payment or distribution to Trustee is made from any of the Short Term Loan Collateral, or any proceeds thereof, upon or with respect to any of the Trust Indenture Indebtedness prior to the time all of the Short Term Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between Debtor and Short Term Lender shall have been terminated (other than voluntary payments by Debtor to Trustee on the Trust Indenture Indebtedness to the extent permitted under paragraph (a) of Section 5 above), Trustee shall receive and hold the same in trust, as trustee, for the benefit of Short Term Lender and shall forthwith deliver the same to Short Term Lender in precisely the form received (except for the endorsement or assignment of Trustee where necessary) for application against the Short Term Indebtedness, whether due or not due, and, until so delivered, the same shall be held in trust by Trustee as the property of Short Term Lender.

7. Nonavoidability and Perfection. The subordinations and other provisions set forth in Sections 4, 5 and 6 of this Agreement are expressly conditioned on the nonavoidability and perfection of the security interest and/or lien to which another security interest and/or lien is subordinated and if the security interest and/or lien to which another security interest and/or lien is subordinated is not perfected or is voidable for any reason, then such subordinations and other provisions shall not be effective to the extent of any such avoidability or nonperfection; provided, however, that this condition shall be null and void and of no effect if at any time Trustee shall directly or indirectly take any action to contest or challenge the validity, legality, enforceability, perfection, priority or avoidability of any of the Short Term Indebtedness, any of the Short Term Loan Documents or any of the security interests and/or liens of Short Term Lender in or on any of the Short Term Loan Collateral.

8. Representations and Agreements of Trustee and Short Term Lender. Trustee and Short Term Lender represent and warrant to, and covenant and agree with, each other that: (a) it will provide the other party with written notice of the declaration of an Event of Default under of any of the respective Trust Indenture Documents or Short Term Loan Documents; (b) Trustee agrees not to oppose, interfere with or otherwise attempt to prevent Short Term Lender from enforcing its security interests in and/or liens on any of the Short Term Loan Collateral or otherwise realizing upon any of the Short Term Loan Collateral; (c) Short Term Lender agrees not to oppose, interfere with or otherwise attempt to prevent Trustee from enforcing its security interests in and/or liens on any property or assets of Debtor other than the Short Term Loan Collateral (the “Other Collateral”) or otherwise realizing upon any of the Other Collateral; (d) Trustee will provide Short Term Lender with prompt written notice prior to attempting to take possession of the Other Collateral securing the payment of any of the Trust Indenture Indebtedness or attempting to foreclose any deed of trust, mortgage, lien, security interest or other encumbrance Trustee has on or in any of the Other Collateral (provided, however, that nothing in this clause (d) shall permit Trustee to attempt to take possession of and/or to attempt to foreclose on any lien, security interest or other encumbrance on or in any of the Short Term Loan Collateral prior to the time all of the Short Term Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between Debtor and Short Term Lender shall have been terminated); and (e) Short Term Lender will provide Trustee with prompt written notice prior to attempting to take possession of the Short Term Loan Collateral securing the payment of any of the Short Term Indebtedness or attempting to foreclose any lien, security interest or other encumbrance Short Term Lender has on or in any of the Short Term Collateral (provided, however, that nothing in this clause (e) shall permit Short Term Lender to attempt to take possession of and/or to attempt to foreclose on any lien, security interest or other encumbrance on or in any of the Other Collateral prior to the time all of the Trust Indenture Indebtedness shall have been fully, finally and indefeasibly paid).

9. Waiver of Certain Rights. Trustee hereby waives any and all rights to (a) require Short Term Lender to marshall any property or assets of Debtor or to resort to any of the property or assets of Debtor in any particular order or manner, (b) require Short Term Lender to enforce any guaranty or any security interest or lien given by any person or entity other than Debtor to secure the payment of any or all of the Short Term Indebtedness as a condition precedent or concurrent to taking any action against or with respect to the Short Term Loan Collateral, and/or (c) bring any action to contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Short Term Indebtedness, any of the Short Term Loan Documents or any of the security interests and/or liens of Short Term Lender in or on any of the Short Term Loan Collateral.

10. Effect of Bankruptcy of Borrower. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against Debtor under the United States Bankruptcy Code and shall apply with full force and effect with respect to all of the Short Term Loan Collateral acquired by Debtor.

11. Authority of Trustee. Trustee represents and warrants to Short Term Lender that it is the Trustee under the Trust Indenture and it has the authority to execute and deliver this Agreement and bind the holders of the Trust Indenture Indebtedness hereunder to the extent provided herein.

12. Term. This Agreement shall remain in full force and effect until all of the Short Term Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between Debtor and Short Term Lender shall have been terminated. This is a continuing agreement of subordination and Short Term Lender may continue to extend Short Term Loans to or for the benefit of Debtor, on the faith hereof, under the Short Term Loan Documents or otherwise without notice to Trustee. Short Term Lender shall promptly notify Trustee following such time that all of the Short Term Indebtedness shall have been fully, finally and indefeasibly paid in cash and all financing arrangements and commitments between Debtor and Short Term Lender shall have been terminated.

13. Amendment of Short Term Indebtedness; Release of Short Term Loan Collateral. Provided that any such amendments do not cause the indebtedness to cease to qualify as “Short-Term Loans” as defined in the Indenture, Short Term Lender may at any time and from time to time (a) enter into such agreements with Debtor as Short Term Lender may deem proper (i) increasing or decreasing the principal amount of, extending the time of payment of and/or renewing or otherwise amending or altering the terms (including, without limitation, the interest rates) of any or all of the Short Term Indebtedness and/or (ii) amending, modifying or otherwise altering the terms of the Short Term Loan Documents and (b) exchange, sell, release, surrender or otherwise deal with any or all of the Short Term Loan Collateral, all without in any way compromising or affecting this Agreement.

14. No Representations by Short Term Lender; Management of Credit Facilities by Short Term Lender. Trustee agrees that Short Term Lender has not made any representation or warranty with respect to the due execution, legality, validity, completeness or enforceability of any of the Short Term Loan Documents or the collectability of any of the Short Term Indebtedness. Short Term Lender shall be entitled to manage and supervise its credit facilities with Debtor in accordance with applicable law and its usual business practices, modified from time to time as it deems appropriate under the circumstances.

15. Notices. Any notice, request, demand, consent or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third (3rd) business day after the day on which mailed, if sent by registered or certified mail.

16. UCC Notices. If Short Term Lender shall be required by the UCC or any other applicable law to give notice to Trustee of any action taken or to be taken by Short Term Lender against or with respect to any or all of the Short Term Loan Collateral, such notice shall be given in accordance with Section 15 above and ten (10) days’ notice shall be conclusively deemed to be commercially reasonable.

17. Further Assurances. Trustee and Short Term Lender hereby covenant and agree to take any and all additional actions and execute, deliver, file and/or record any and all additional agreements, documents and instruments as may be necessary or as the other party hereto may from time to time reasonably request to effect the subordination and other provisions of this Agreement.

18. Modifications in Writing. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of each of Trustee and Short Term Lender. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

19. Waivers; Failure or Delay. No failure or delay on the part of either Trustee or Short Term Lender in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise of any other power, right, remedy or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

20. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

21. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Trustee and Short Term Lender and their respective successors and assigns.

22. Governing Law: Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Mississippi (without reference to conflict of law principles). EACH OF TRUSTEE AND SHORT TERM LENDER HEREBY IRREVOCABLY (A) CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSISSIPPI STATE COURT SITTING IN RANKIN COUNTY, MISSISSIPPI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE SOUTHERN DISTRICT OF MISSISSIPPI, AS EITHER TRUSTEE OR SHORT TERM LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (B) WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH TRUSTEE AND SHORT TERM LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

23. Equitable Remedies. Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other party. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.

24. Attorneys’ Fees and Expenses. In the event of any dispute concerning the meaning or interpretation of this Agreement which results in litigation, or in the event of any litigation by a party hereto to enforce the provisions hereof, the prevailing party shall be entitled to recover from the non-prevailing party, in addition to its other damages, its reasonable attorneys’ fees and expenses and any actual court costs incurred.

25. Headings. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

26. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

[Signatures on Following Page]

IN WITNESS WHEREOF, this Intercreditor Agreement has been duly executed this                  day of                     , 20    .

(“Trustee”)

By:

Title:

Address:

Fax No.

(“Short Term Lender”)

By:

Title:

Address:

Fax No.

The undersigned,                                                                                           , hereby acknowledges receipt of a copy of the foregoing Intercreditor Agreement this              day of                     , 20    , and consents to the terms thereof.

PERFORMANCE DRILLING COMPANY LLC (“Debtor”)

By
Title:

SCHEDULE 1.01

IDENTIFICATION OF COLLATERAL

Contracts

Equipment

Rolling Stock

Tangible Personal Property

Schedule 1.01

SCHEDULE 2.04

DEBENTURE AMORTIZATION SCHEDULE

Amount Due in Aggregate on Senior Debentures on Payment Date
Payment Date	Interest	Principal to be Redeemed	Total
$

Schedule 2.04